FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-10

COMM 2017-COR2

The depositor has filed a registration statement (including the prospectus) with the SEC (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Jefferies LLC, Citigroup Global Markets Inc., and Academy Securities, Inc. or any other underwriter (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the COMM 2017-COR2 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-COR2 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

 Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

COMM 2017_COR2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type	Type	Rate	Fee Rate(5)	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date
Loan	1.00	101 Ludlow	7.7%	1	JLC/GACC	71,000,000	71,000,000	71,000,000	Multifamily	Student Housing	4.41200%	0.0153%	Actual/360	120	110	0	0	10/21/2016
Loan	2.00	AHIP Northeast Portfolio II	6.3%	4	GACC	57,700,000	57,700,000	52,785,022	Hospitality	Extended Stay	4.4800%	0.0153%	Actual/360	120	118	360	360	06/22/2017
Property	2.01	Residence Inn - Arundel Mills BWI Airport	1.9%	1	GACC	17,546,199	17,546,199		Hospitality	Extended Stay
Property	2.02	Residence Inn - Mount Laurel at Bishop’s Gate	1.8%	1	GACC	16,308,967	16,308,967		Hospitality	Extended Stay
Property	2.03	Homewood Suites - Allentown-Bethlehem Airport	1.4%	1	GACC	12,653,509	12,653,509		Hospitality	Extended Stay
Property	2.04	TownePlace Suites - Arundel Mills BWI Airport	1.2%	1	GACC	11,191,326	11,191,326		Hospitality	Extended Stay
Loan	3.00	CHG Building	6.2%	1	JLC	57,000,000	56,797,897	46,432,534	Office	Suburban	4.7230%	0.0153%	Actual/360	120	117	360	357	06/02/2017
Loan	4.00	Grand Hyatt Seattle(30)	5.5%	1	JLC	50,000,000	50,000,000	50,000,000	Hospitality	Full Service	4.7400%	0.0168%	Actual/360	121	117	0	0	05/05/2017
Loan	5.00	Renaissance Seattle(30)	5.5%	1	JLC	50,000,000	50,000,000	50,000,000	Hospitality	Full Service	4.8100%	0.0169%	Actual/360	121	117	0	0	05/02/2017
Loan	6.00	Mall of Louisiana(30)	5.5%	1	CREFI	50,000,000	50,000,000	43,229,552	Retail	Super Regional Mall	3.9840%	0.0129%	Actual/360	120	119	360	360	07/26/2017
Loan	7.00	Colorado Center(30)	4.4%	1	GACC	40,000,000	40,000,000	40,000,000	Office	CBD	3.5625%	0.0117%	Actual/360	120	119	0	0	07/28/2017
Loan	8.00	360 North Rodeo Drive	4.1%	1	JLC	38,000,000	38,000,000	38,000,000	Mixed Use	Retail/Hospitality	3.9250%	0.0153%	Actual/360	120	117	0	0	05/25/2017
Loan	9.00	Parmer Office 3.2	4.1%	1	CREFI	37,895,000	37,895,000	34,582,564	Office	Suburban	4.3300%	0.0153%	Actual/360	120	118	360	360	06/30/2017
Loan	10.00	Freeway Industrial Park	3.5%	1	JLC	32,000,000	32,000,000	28,204,257	Industrial	Warehouse/Office	4.8050%	0.0153%	Actual/360	120	116	360	360	04/13/2017
Loan	11.00	Integrated Health Campus(30)	3.4%	1	GACC	31,000,000	31,000,000	27,030,989	Office	Medical	4.3400%	0.0291%	Actual/360	120	120	360	360	08/11/2017
Loan	12.00	Park Slope Court	3.1%	1	JLC/GACC	28,000,000	28,000,000	28,000,000	Multifamily	High-Rise	5.5570%	0.0153%	Actual/360	120	115	0	0	03/29/2017
Loan	13.00	The Landing	3.0%	1	JLC/GACC	27,250,000	27,250,000	23,484,380	Office	Suburban	4.8410%	0.0153%	Actual/360	120	117	360	360	05/08/2017
Loan	14.00	16027 Ventura Boulevard	2.7%	1	CREFI	25,000,000	25,000,000	25,000,000	Office	Suburban	4.2300%	0.0153%	Actual/360	120	120	0	0	08/15/2017
Loan	15.00	2600 N. Ashton	2.3%	1	JLC	21,500,000	21,421,244	15,152,665	Office	Suburban	4.9000%	0.0153%	Actual/360	120	118	276	274	06/27/2017
Loan	16.00	Texarkana Pavilion	1.9%	1	GACC	17,000,000	17,000,000	17,000,000	Retail	Anchored	3.7500%	0.0253%	Actual/360	120	120	0	0	08/18/2017
Loan	17.00	Kihei Kalama Village	1.9%	1	JLC/GACC	17,000,000	17,000,000	17,000,000	Retail	Unanchored	3.8670%	0.0153%	Actual/360	120	109	0	0	10/06/2016
Loan	18.00	Spring River Business Park(32)	1.7%	1	JLC	15,700,000	15,700,000	14,557,937	Mixed Use	Warehouse/Office/Flex	5.3680%	0.0153%	Actual/360	120	111	360	360	12/06/2016
Loan	19.00	Shops on Sage	1.7%	1	JLC	15,300,000	15,300,000	15,300,000	Retail	Urban	5.6570%	0.0153%	Actual/360	120	114	0	0	03/03/2017
Loan	20.00	Oaks Apartment Portfolio	1.6%	2	JLC	15,000,000	15,000,000	13,324,909	Multifamily	Garden	5.1640%	0.0628%	Actual/360	120	116	360	360	04/25/2017
Property	20.01	Oak Forest Apartments & Townhomes	0.9%	1	JLC	8,684,000	8,684,000		Multifamily	Garden
Property	20.02	Oakwood Villas & Townhomes	0.7%	1	JLC	6,316,000	6,316,000		Multifamily	Garden
Loan	21.00	Dunes Plaza	1.6%	1	GACC	14,750,000	14,732,223	11,903,997	Retail	Shadow Anchored	4.4500%	0.0153%	Actual/360	120	119	360	359	08/04/2017
Loan	22.00	One Independence Way	1.6%	1	JLC	14,500,000	14,500,000	12,042,602	Office	Suburban	5.3200%	0.0153%	Actual/360	120	120	360	360	09/01/2017
Loan	23.00	592-594 Dean Street	1.6%	1	GACC	14,250,000	14,250,000	12,557,034	Office	CBD	4.8000%	0.0153%	Actual/360	120	120	360	360	08/21/2017
Loan	24.00	Fairway Lane Apartments	1.4%	1	JLC	13,250,000	13,250,000	12,128,795	Multifamily	Garden	4.5225%	0.0153%	Actual/360	120	110	360	360	11/04/2016
Loan	25.00	Texan Pearl	1.4%	1	JLC	13,000,000	13,000,000	13,000,000	Multifamily	Student Housing	5.4340%	0.0153%	Actual/360	120	114	0	0	03/03/2017
Loan	26.00	CVS & Walgreens Portfolio(31)	1.3%	3	JLC	12,100,000	12,100,000	10,824,202	Retail	Single Tenant Retail	5.0020%	0.0153%	Actual/360	120	116	360	360	05/01/2017
Property	26.01	Walgreen’s Rochester, MI	0.5%	1	JLC	4,875,000	4,875,000		Retail	Single Tenant Retail
Property	26.02	CVS Coon Rapids MN	0.4%	1	JLC	3,939,000	3,939,000		Retail	Single Tenant Retail
Property	26.03	Walgreen’s Norton, MA	0.4%	1	JLC	3,286,000	3,286,000		Retail	Single Tenant Retail
Loan	27.00	Oak Manor Villas	1.3%	1	JLC	11,800,000	11,729,829	9,876,118	Multifamily	Garden	5.5600%	0.0153%	Actual/360	120	114	360	354	02/15/2017
Loan	28.00	Amsdell All Star Self Storage	1.3%	1	CREFI	11,500,000	11,500,000	10,147,846	Self Storage	Self Storage	4.8600%	0.0628%	Actual/360	120	117	360	360	05/11/2017
Loan	29.00	Hampton Inn Daytona Beach(32)	1.2%	1	GACC	11,100,000	11,074,660	9,035,631	Hospitality	Limited Service	4.7000%	0.0153%	Actual/360	120	118	360	358	06/09/2017
Loan	30.00	1530 Meridian	1.2%	1	JLC	11,000,000	10,886,376	9,057,547	Office	Suburban	5.0510%	0.0153%	Actual/360	120	111	360	351	11/09/2016
Loan	31.00	Fresenius Northeast Portfolio	1.1%	3	JLC	9,795,500	9,795,500	9,008,858	Office	Medical	4.8160%	0.0153%	Actual/360	120	116	360	360	04/11/2017
Property	31.01	Fresenius Springfield	0.4%	1	JLC	3,959,143	3,959,143		Office	Medical
Property	31.02	Fresenius Cleveland	0.3%	1	JLC	2,994,702	2,994,702		Office	Medical
Property	31.03	Fresenius Scranton	0.3%	1	JLC	2,841,655	2,841,655		Office	Medical
Loan	32.00	Towne Center Shoppes	1.1%	1	JLC	9,650,000	9,650,000	9,650,000	Retail	Anchored	4.6560%	0.0153%	Actual/360	120	115	0	0	03/16/2017
Loan	33.00	Rampart Village Center	1.0%	1	CREFI	8,800,000	8,789,791	7,143,516	Retail	Anchored	4.6200%	0.0453%	Actual/360	120	119	360	359	08/04/2017
Loan	34.00	Fresenius Southern Portfolio	1.0%	3	JLC	8,785,000	8,785,000	8,057,065	Office	Medical	4.6400%	0.0153%	Actual/360	120	117	360	360	05/09/2017
Property	34.01	Fresenius Pasadena	0.4%	1	JLC	3,660,000	3,660,000		Office	Medical
Property	34.02	Fresenius Bolivar	0.3%	1	JLC	2,735,000	2,735,000		Office	Medical
Property	34.03	Fresenius Deer Park	0.3%	1	JLC	2,390,000	2,390,000		Office	Medical
Loan	35.00	Packard Place	1.0%	1	CREFI	8,800,000	8,739,797	6,470,996	Office	CBD	4.5500%	0.0153%	Actual/360	120	116	300	296	05/01/2017
Loan	36.00	Courtyard West Des Moines(32)	0.9%	1	CREFI	8,400,000	8,400,000	7,143,596	Hospitality	Select Service	4.3400%	0.0153%	Actual/360	120	119	360	360	07/20/2017
Loan	37.00	Bedford Park Shoppes	0.9%	1	GACC	8,000,000	7,981,678	6,509,093	Retail	Anchored	4.6860%	0.0153%	Actual/360	120	118	360	358	07/06/2017
Loan	38.00	Tyler Mall Mini Storage	0.8%	1	CREFI	7,160,000	7,151,332	5,774,488	Self Storage	Self Storage	4.4300%	0.0153%	Actual/360	120	119	360	359	08/03/2017
Loan	39.00	Central Corporate Office	0.8%	1	CREFI	6,900,000	6,900,000	5,879,114	Office	Suburban	4.4100%	0.0153%	Actual/360	120	119	360	360	08/02/2017
Loan	40.00	Lexington Hotel Miami Beach	0.7%	1	JLC	6,500,000	6,500,000	6,500,000	Hospitality	Full Service	4.6600%	0.0153%	Actual/360	120	116	0	0	05/01/2017
Loan	41.00	Fresenius & DaVita CA Portfolio	0.6%	2	JLC	5,700,000	5,700,000	5,221,772	Office	Medical	4.5690%	0.0153%	Actual/360	120	119	360	360	07/18/2017
Property	41.01	Fresenius Roseville	0.4%	1	JLC	3,505,000	3,505,000		Office	Medical
Property	41.02	DaVita Ceres	0.2%	1	JLC	2,195,000	2,195,000		Office	Medical
Loan	42.00	West Palm Small Bay Portfolio	0.5%	3	JLC	5,000,000	5,000,000	5,000,000	Industrial	Warehouse/Distribution	5.0820%	0.0153%	Actual/360	120	118	0	0	07/06/2017
Property	42.01	6677 42nd Terrace N	0.2%	1	JLC	1,785,740	1,785,740		Industrial	Warehouse/Distribution
Property	42.02	4574 Dyer Boulevard	0.2%	1	JLC	1,745,921	1,745,921		Industrial	Warehouse/Distribution
Property	42.03	4249, 4255 & 4261 Westroads Drive	0.2%	1	JLC	1,468,339	1,468,339		Industrial	Warehouse/Distribution

 A-1-1

COMM 2017_COR2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Pari Passu	Pari Passu
			First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
			Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised
Property Flag	ID	Property Name	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(6)	Service($)(6)	Service($)	Service($)	Period	Lockbox(7)	Management(8)	Other Loans	Borrower	NOI DSCR(6)(9)(10)	NCF DSCR(6)(9)(10)	Period(11)	Date	Value ($)(13)
Loan	1.00	101 Ludlow	12/06/2016	11/06/2026	No	11/06/2026	264,669	3,176,027			110	Hard	In Place	No		1.56x	1.54x	0	6	112,000,000
Loan	2.00	AHIP Northeast Portfolio II	08/06/2017	07/06/2027	No	07/06/2027	291,672	3,500,066			58	Hard	Springing	No		2.42x	2.19x	0	6	102,600,000
Property	2.01	Residence Inn - Arundel Mills BWI Airport																		31,200,000
Property	2.02	Residence Inn - Mount Laurel at Bishop’s Gate																		29,000,000
Property	2.03	Homewood Suites - Allentown-Bethlehem Airport																		22,500,000
Property	2.04	TownePlace Suites - Arundel Mills BWI Airport																		19,900,000
Loan	3.00	CHG Building	07/06/2017	06/06/2027	No	06/06/2027	296,412	3,556,945				Hard	In Place	No	Yes - B	1.56x	1.47x	0	6	91,200,000
Loan	4.00	Grand Hyatt Seattle(30)	06/06/2017	06/06/2027	No	06/06/2027	200,243	2,402,917	332,403	3,988,842	117	Hard	Springing	No	Yes - A	2.40x	2.07x	0	6	242,300,000
Loan	5.00	Renaissance Seattle(30)	06/06/2017	06/06/2027	No	06/06/2027	203,200	2,438,403	312,928	3,755,140	117	Hard	Springing	No	Yes - A	2.50x	2.15x	0	6	229,700,000
Loan	6.00	Mall of Louisiana(30)	09/01/2017	08/01/2027	No	08/01/2027	238,247	2,858,960	1,310,357	15,724,280	35	Hard	Springing	No		1.94x	1.85x	0	1	570,000,000
Loan	7.00	Colorado Center(30)	09/09/2017	08/09/2027	No	08/09/2027	120,399	1,444,792	776,576	9,318,906	119	Hard	Springing	No		5.14x	4.83x	0	9	1,212,500,000
Loan	8.00	360 North Rodeo Drive	07/06/2017	06/06/2027	No	06/06/2027	126,018	1,512,215			117	Hard	Springing	No		2.94x	2.70x	0	6	182,500,000
Loan	9.00	Parmer Office 3.2	08/06/2017	07/06/2027	No	07/06/2027	188,200	2,258,396			58	Hard	Springing	No		1.62x	1.52x	0	6	59,900,000
Loan	10.00	Freeway Industrial Park	06/06/2017	05/06/2027	No	05/06/2027	167,990	2,015,876			32	Soft Springing Hard	Springing	No		1.47x	1.35x	0	6	49,750,000
Loan	11.00	Integrated Health Campus(30)	10/01/2017	09/01/2027	No	09/01/2027	154,139	1,849,670	109,389	1,312,669	36	Hard	Springing	No		1.52x	1.35x	0	1	81,750,000
Loan	12.00	Park Slope Court	05/06/2017	04/06/2027	No	04/06/2027	131,464	1,577,571			115	Soft	Springing	No		1.28x	1.27x	0	6	40,600,000
Loan	13.00	The Landing	07/06/2017	06/06/2027	No	06/06/2027	143,647	1,723,769			21	Soft	Springing	No		1.39x	1.30x	0	6	42,000,000
Loan	14.00	16027 Ventura Boulevard	10/06/2017	09/06/2027	No	09/06/2027	89,349	1,072,188			120	Hard	Springing	No		2.07x	1.88x	0	6	38,000,000
Loan	15.00	2600 N. Ashton	08/06/2017	07/06/2027	No	07/06/2027	130,013	1,560,159				Hard	In Place	No	Yes - B	1.43x	1.33x	0	6	39,090,000
Loan	16.00	Texarkana Pavilion	10/06/2017	09/06/2027	No	09/06/2027	53,863	646,354			120	Springing Hard	Springing	No		3.81x	3.32x	0	6	35,000,000
Loan	17.00	Kihei Kalama Village	11/06/2016	10/06/2026	No	10/06/2026	55,543	666,520			109	Hard	Springing	No		2.80x	2.69x	0	6	30,000,000
Loan	18.00	Spring River Business Park(32)	01/06/2017	12/06/2026	No	12/06/2026	87,847	1,054,164			51	Hard	Springing	No		1.48x	1.34x	0	6	21,800,000
Loan	19.00	Shops on Sage	04/06/2017	03/06/2027	No	03/06/2027	73,129	877,542			114	Hard	Springing	No		1.45x	1.39x	0	6	23,500,000
Loan	20.00	Oaks Apartment Portfolio	06/06/2017	05/06/2027	No	05/06/2027	82,033	984,400			32	Springing Soft	Springing	No		1.33x	1.22x	0	6	20,500,000
Property	20.01	Oak Forest Apartments & Townhomes																		12,000,000
Property	20.02	Oakwood Villas & Townhomes																		8,500,000
Loan	21.00	Dunes Plaza	09/06/2017	08/06/2027	No	08/06/2027	74,299	891,582				Hard	Springing	No		1.73x	1.61x	0	6	20,450,000
Loan	22.00	One Independence Way	10/06/2017	09/06/2027	No	09/06/2027	80,699	968,392				Hard	Springing	No		1.48x	1.34x	0	6	20,400,000
Loan	23.00	592-594 Dean Street	10/06/2017	09/06/2027	No	09/06/2027	74,765	897,178			36	Hard	Springing	No		1.22x	1.18x	0	6	21,400,000
Loan	24.00	Fairway Lane Apartments	12/06/2016	11/06/2026	No	11/06/2026	67,313	807,757			50	Soft	In Place	No		1.59x	1.54x	0	6	19,600,000
Loan	25.00	Texan Pearl	04/06/2017	03/06/2027	No	03/06/2027	59,686	716,231			114	Soft	Springing	No		1.35x	1.32x	0	6	19,400,000
Loan	26.00	CVS & Walgreens Portfolio(31)	06/06/2017	05/06/2027	No	05/06/2027	64,970	779,643			38	Hard	Springing	No		1.38x	1.37x	0	6	18,870,000
Property	26.01	Walgreen’s Rochester, MI																		7,690,000
Property	26.02	CVS Coon Rapids MN																		6,050,000
Property	26.03	Walgreen’s Norton, MA																		5,130,000
Loan	27.00	Oak Manor Villas	04/06/2017	03/06/2027	No	03/06/2027	67,444	809,328				Soft	Springing	No		1.43x	1.40x	0	6	16,500,000
Loan	28.00	Amsdell All Star Self Storage	07/06/2017	06/06/2027	No	06/06/2027	60,754	729,051			33	Springing Soft	Springing	No		1.33x	1.31x	0	6	16,420,000
Loan	29.00	Hampton Inn Daytona Beach(32)	08/06/2017	07/06/2027	No	07/06/2027	57,569	690,826				Hard	Springing	No		1.96x	1.74x	0	6	16,500,000
Loan	30.00	1530 Meridian	01/06/2017	12/06/2026	No	12/06/2026	59,394	712,725				Hard	Springing	No		1.45x	1.34x	0	6	17,000,000
Loan	31.00	Fresenius Northeast Portfolio	06/06/2017	05/06/2027	No	05/06/2027	51,488	617,860			56	Hard	Springing	No	Yes - C	1.56x	1.55x	0	6	15,165,000
Property	31.01	Fresenius Springfield																		6,100,000
Property	31.02	Fresenius Cleveland																		4,640,000
Property	31.03	Fresenius Scranton																		4,425,000
Loan	32.00	Towne Center Shoppes	05/06/2017	04/06/2027	No	04/06/2027	37,962	455,544			115	Hard	Springing	No		2.22x	2.12x	0	6	16,500,000
Loan	33.00	Rampart Village Center	09/06/2017	08/06/2027	No	08/06/2027	45,218	542,615				Hard	Springing	No		1.43x	1.29x	0	6	12,050,000
Loan	34.00	Fresenius Southern Portfolio	07/06/2017	06/06/2027	No	06/06/2027	45,246	542,953			57	Hard	Springing	No	Yes - C	1.62x	1.61x	0	6	13,545,000
Property	34.01	Fresenius Pasadena																		5,670,000
Property	34.02	Fresenius Bolivar																		4,200,000
Property	34.03	Fresenius Deer Park																		3,675,000
Loan	35.00	Packard Place	06/06/2017	05/06/2027	No	05/06/2027	49,163	589,960				Hard	Springing	No		1.37x	1.23x	0	6	19,000,000
Loan	36.00	Courtyard West Des Moines(32)	09/06/2017	08/06/2027	No	08/06/2027	41,767	501,201			23	Hard	Springing	No		2.41x	2.16x	0	6	14,100,000
Loan	37.00	Bedford Park Shoppes	08/06/2017	07/06/2027	No	07/06/2027	41,424	497,085				Springing Hard	Springing	No		1.73x	1.64x	0	6	11,100,000
Loan	38.00	Tyler Mall Mini Storage	09/06/2017	08/06/2027	No	08/06/2027	35,981	431,778				Springing Hard	Springing	No	Yes - D	1.49x	1.46x	0	6	11,240,000
Loan	39.00	Central Corporate Office	09/06/2017	08/06/2027	No	08/06/2027	34,593	415,119			23	Springing Hard	Springing	No	Yes - D	1.81x	1.69x	0	6	11,480,000
Loan	40.00	Lexington Hotel Miami Beach	06/06/2017	05/06/2027	No	05/06/2027	25,592	307,107			116	Springing Hard	Springing	No		4.17x	3.56x	0	6	30,250,000
Loan	41.00	Fresenius & DaVita CA Portfolio	09/06/2017	08/06/2027	No	08/06/2027	29,115	349,383			59	Hard	Springing	No	Yes - C	1.79x	1.78x	0	6	10,450,000
Property	41.01	Fresenius Roseville																		6,430,000
Property	41.02	DaVita Ceres																		4,020,000
Loan	42.00	West Palm Small Bay Portfolio	08/06/2017	07/06/2027	No	07/06/2027	21,469	257,629			118	Soft Springing Hard	Springing	No		1.95x	1.76x	0	6	7,650,000
Property	42.01	6677 42nd Terrace N																		2,600,000
Property	42.02	4574 Dyer Boulevard																		2,900,000
Property	42.03	4249, 4255 & 4261 Westroads Drive																		2,150,000

 A-1-2

COMM 2017_COR2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

														Net		Loan per Net
				FIRREA	Cut-Off									Rentable Area	Units	Rentable Area
			Appraisal	Compliant	Date LTV	LTV Ratio at						Year	Year	(SF/Units	of	(SF/Units/
Property Flag	ID	Property Name	As-of Date	(Yes/No)	Ratio(9)(10)(12)(13)	Maturity or ARD(9)(10)(12)(13)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Beds)(4)	Measure	Rooms/Beds) ($)(9)(10)
Loan	1.00	101 Ludlow	08/30/2016	Yes	63.4%	63.4%	101 Ludlow Street	New York	New York	NY	10002	2009	NAP	361	Beds	196,676
Loan	2.00	AHIP Northeast Portfolio II	Various	Yes	56.2%	51.4%	Various	Various	Various	Various	Various	Various	Various	497	Rooms	116,097
Property	2.01	Residence Inn - Arundel Mills BWI Airport	06/01/2018	Yes			7035 Arundel Mills Circle	Hanover	Anne Arundel	MD	21076	2003	2016	131	Rooms	133,940
Property	2.02	Residence Inn - Mount Laurel at Bishop’s Gate	06/01/2018	Yes			1000 Bishops Gate Boulevard	Mount Laurel	Burlington	NJ	08054	2007	2012, 2015	144	Rooms	113,257
Property	2.03	Homewood Suites - Allentown-Bethlehem Airport	06/01/2019	Yes			2031 Avenue C	Bethlehem	Lehigh	PA	18017	2006	2012	113	Rooms	111,978
Property	2.04	TownePlace Suites - Arundel Mills BWI Airport	06/01/2018	Yes			7021 Arundel Mills Circle	Hanover	Anne Arundel	MD	21076	2008	2015	109	Rooms	102,673
Loan	3.00	CHG Building	04/03/2017	Yes	62.3%	50.9%	7259 South Bingham Junction Boulevard	Midvale	Salt Lake	UT	84047	2017	NAP	281,712	Sq. Ft.	202
Loan	4.00	Grand Hyatt Seattle(30)	03/08/2017	Yes	54.9%	54.9%	721 Pine Street	Seattle	King	WA	98101	2001	2014	457	Rooms	291,028
Loan	5.00	Renaissance Seattle(30)	03/08/2017	Yes	55.3%	55.3%	515 Madison Street	Seattle	King	WA	98104	1978	2012-2017	557	Rooms	228,007
Loan	6.00	Mall of Louisiana(30)	06/23/2017	Yes	57.0%	49.3%	6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard	Baton Rouge	East Baton Rouge	LA	70836	1997	2008	776,789	Sq. Ft.	418
Loan	7.00	Colorado Center(30)	07/10/2017	Yes	24.6%	24.6%	2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway	Santa Monica	Los Angeles	CA	90404	1984-1991	NAP	1,176,161	Sq. Ft.	253
Loan	8.00	360 North Rodeo Drive	03/08/2017	Yes	20.8%	20.8%	360 North Rodeo Drive	Beverly Hills	Los Angeles	CA	90210	1961	2011	6,859	Sq. Ft.	5,540
Loan	9.00	Parmer Office 3.2	06/15/2018	Yes	63.3%	57.7%	13011 McCallen Pass	Austin	Travis	TX	78753	2015	NAP	191,689	Sq. Ft.	198
Loan	10.00	Freeway Industrial Park	03/14/2017	Yes	64.3%	56.7%	1600-2060 Chicago Avenue & 1614-1616 Marlborough Avenue	Riverside	Riverside	CA	92507	1975, 1980, 1981, 1982	NAP	481,201	Sq. Ft.	67
Loan	11.00	Integrated Health Campus(30)	07/20/2017	Yes	64.8%	56.5%	240-250 Cetronia Road	Allentown	Lehigh	PA	18104	2007-2008	NAP	300,197	Sq. Ft.	177
Loan	12.00	Park Slope Court	02/28/2017	Yes	69.0%	69.0%	110 4th Avenue	Brooklyn	Kings	NY	11217	2007	NAP	49	Units	571,429
Loan	13.00	The Landing	03/21/2017	Yes	64.9%	55.9%	32107-32133 Lindero Canyon Road	Westlake Village	Los Angeles	CA	91361	1968, 1975, 1984	NAP	105,042	Sq. Ft.	259
Loan	14.00	16027 Ventura Boulevard	10/01/2017	Yes	65.8%	65.8%	16027 Ventura Boulevard	Encino	Los Angeles	CA	91436	1980	2017	112,435	Sq. Ft.	222
Loan	15.00	2600 N. Ashton	05/02/2017	Yes	54.8%	38.8%	2600 North Ashton Boulevard	Lehi	Utah	UT	84043	2016	NAP	145,646	Sq. Ft.	147
Loan	16.00	Texarkana Pavilion	04/30/2017	Yes	48.6%	48.6%	4200-4300 St. Michael Drive	Texarkana	Bowie	TX	75503	2004	NAP	254,489	Sq. Ft.	67
Loan	17.00	Kihei Kalama Village	09/01/2016	Yes	56.7%	56.7%	1935-1945 South Kihei Road	Kihei	Maui	HI	96753	1944-1968, 2000	2002, 2013-2016	43,501	Sq. Ft.	391
Loan	18.00	Spring River Business Park(32)	10/11/2016	Yes	72.0%	66.8%	2201-2211, 2301, 2303, 2305 & 2307 River Road	Louisville	Jefferson	KY	40206	1999	2003	197,804	Sq. Ft.	79
Loan	19.00	Shops on Sage	12/22/2016	Yes	65.1%	65.1%	2800 Sage Road	Houston	Harris	TX	77056	2005	NAP	33,944	Sq. Ft.	451
Loan	20.00	Oaks Apartment Portfolio	03/06/2017	Yes	73.2%	65.0%	Various	Various	Various	Various	Various	1985-1987	2017	315	Units	47,619
Property	20.01	Oak Forest Apartments & Townhomes	03/06/2017	Yes			300 Twin Oaks Drive	Monroe	Monroe	MI	48162	1985-1987	2017	172	Units	50,488
Property	20.02	Oakwood Villas & Townhomes	03/06/2017	Yes			1559 Twin Oaks Drive	Toledo	Lucas	OH	43615	1986-1987	2017	143	Units	44,168
Loan	21.00	Dunes Plaza	05/26/2017	Yes	72.0%	58.2%	136-352 Dunes Plaza	Michigan City	LaPorte	IN	46360	1974-1981	2015	155,242	Sq. Ft.	95
Loan	22.00	One Independence Way	06/15/2017	Yes	71.1%	59.0%	One Independence Way	South Brunswick	Middlesex	NJ	08540	1982	2014-2016	113,998	Sq. Ft.	127
Loan	23.00	592-594 Dean Street	04/28/2017	Yes	64.5%	58.7%	592-594 Dean Street	Brooklyn	Kings	NY	11217	1951	2015	30,677	Sq. Ft.	465
Loan	24.00	Fairway Lane Apartments	10/11/2016	Yes	67.6%	61.9%	3873 Northwest Fairway Lane	Bremerton	Kitsap	WA	98312	1988, 1994, 2008	NAP	134	Units	98,881
Loan	25.00	Texan Pearl	02/15/2017	Yes	67.0%	67.0%	2515 Pearl Street	Austin	Travis	TX	78705	2008	NAP	169	Beds	76,923
Loan	26.00	CVS & Walgreens Portfolio(31)	Various	Yes	64.1%	57.4%	Various	Various	Various	Various	Various	Various	NAP	41,940	Sq. Ft.	289
Property	26.01	Walgreen’s Rochester, MI	02/24/2017	Yes			1490 North Rochester Road	Rochester	Oakland	MI	48307	2006	NAP	14,490	Sq. Ft.	336
Property	26.02	CVS Coon Rapids MN	02/28/2017	Yes			10930 University Avenue Northwest	Coon Rapids	Anoka	MN	55448	2006	NAP	12,900	Sq. Ft.	305
Property	26.03	Walgreen’s Norton, MA	02/23/2017	Yes			38 West Main Street	Norton	Bristol	MA	02766	2005	NAP	14,550	Sq. Ft.	226
Loan	27.00	Oak Manor Villas	01/06/2017	Yes	71.1%	59.9%	2200 Hamman Road	Bay City	Matagorda	TX	77414	2014, 2016	NAP	112	Units	104,731
Loan	28.00	Amsdell All Star Self Storage	03/23/2017	Yes	68.2%	61.8%	9696 Virginia Parkway	McKinney	Collin	TX	75071	2001	NAP	123,452	Sq. Ft.	93
Loan	29.00	Hampton Inn Daytona Beach(32)	05/15/2018	Yes	67.1%	54.8%	1024 North Atlantic Avenue	Daytona Beach	Volusia	FL	32118	1988	2013	91	Rooms	121,700
Loan	30.00	1530 Meridian	01/01/2017	Yes	61.1%	53.3%	1530 Meridian Avenue	San Jose	Santa Clara	CA	95125	1976	2016	41,581	Sq. Ft.	262
Loan	31.00	Fresenius Northeast Portfolio	Various	Yes	64.6%	59.4%	Various	Various	Various	Various	Various	2017	NAP	27,069	Sq. Ft.	362
Property	31.01	Fresenius Springfield	02/06/2017	Yes			1515 State Street	Springfield	Hampden	MA	01109	2017	NAP	10,165	Sq. Ft.	389
Property	31.02	Fresenius Cleveland	03/10/2017	Yes			3280-3294 West 25th Street	Cleveland	Cuyahoga	OH	44109	2017	NAP	9,800	Sq. Ft.	306
Property	31.03	Fresenius Scranton	03/02/2017	Yes			321 Meridian Avenue	Scranton	Lackawanna	PA	18504	2017	NAP	7,104	Sq. Ft.	400
Loan	32.00	Towne Center Shoppes	02/03/2017	Yes	58.5%	58.5%	199 Mitchell Hammock Road	Oviedo	Seminole	FL	32765	2000	NAP	64,587	Sq. Ft.	149
Loan	33.00	Rampart Village Center	06/23/2017	Yes	68.8%	59.3%	7601-7689 North Union Boulevard	Colorado Springs	El Paso	CO	80920	1985	2007	97,210	Sq. Ft.	90
Loan	34.00	Fresenius Southern Portfolio	Various	Yes	64.9%	59.5%	Various	Various	Various	Various	Various	Various	NAP	28,045	Sq. Ft.	313
Property	34.01	Fresenius Pasadena	04/10/2017	Yes			4901 East Sam Houston Parkway	Pasadena	Harris	TX	77505	2016	NAP	11,570	Sq. Ft.	316
Property	34.02	Fresenius Bolivar	04/04/2017	Yes			2101 West Broadway Street	Bolivar	Polk	MO	65613	2017	NAP	8,141	Sq. Ft.	336
Property	34.03	Fresenius Deer Park	04/10/2017	Yes			4625 Center Street	Deer Park	Harris	TX	77536	2016	NAP	8,334	Sq. Ft.	287
Loan	35.00	Packard Place	04/03/2017	Yes	43.9%	34.1%	222 South Church Street	Charlotte	Mecklenburg	NC	28202	1928	1952	84,166	Sq. Ft.	104
Loan	36.00	Courtyard West Des Moines(32)	06/02/2017	Yes	59.6%	50.7%	410 South 68th Street	West Des Moines	Dallas	IA	50266	2008	2017	102	Rooms	82,353
Loan	37.00	Bedford Park Shoppes	05/18/2017	Yes	71.9%	58.6%	7250 South Cicero Avenue	Bedford Park	Cook	IL	60629	2007	NAP	36,988	Sq. Ft.	216
Loan	38.00	Tyler Mall Mini Storage	06/08/2017	Yes	63.6%	51.4%	10090 Indiana Avenue	Riverside	Riverside	CA	92503	1984	NAP	90,776	Sq. Ft.	79
Loan	39.00	Central Corporate Office	06/09/2017	Yes	60.1%	51.2%	3400 Central Avenue	Riverside	Riverside	CA	92506	1990	NAP	48,547	Sq. Ft.	142
Loan	40.00	Lexington Hotel Miami Beach	04/01/2017	Yes	21.5%	21.5%	4299 Collins Avenue	Miami Beach	Miami-Dade	FL	33140	1950	2017	143	Rooms	45,455
Loan	41.00	Fresenius & DaVita CA Portfolio	Various	Yes	54.5%	50.0%	Various	Various	Various	CA	Various	Various	NAP	16,200	Sq. Ft.	352
Property	41.01	Fresenius Roseville	05/24/2017	Yes			1781 Santa Clara Drive	Roseville	Placer	CA	95661	2017	NAP	7,200	Sq. Ft.	487
Property	41.02	DaVita Ceres	05/18/2017	Yes			1424 East Whitmore Avenue	Ceres	Stanislaus	CA	95307	2016	NAP	9,000	Sq. Ft.	244
Loan	42.00	West Palm Small Bay Portfolio	05/05/2017	Yes	65.4%	65.4%	Various	Riviera Beach	Palm Beach	FL	33407	Various	Various	95,720	Sq. Ft.	52
Property	42.01	6677 42nd Terrace N	05/05/2017	Yes			6677-6687 North 42nd Terrace	Riviera Beach	Palm Beach	FL	33407	1997	NAP	34,520	Sq. Ft.	52
Property	42.02	4574 Dyer Boulevard	05/05/2017	Yes			4574 Dyer Boulevard	Riviera Beach	Palm Beach	FL	33407	1982	2016	33,600	Sq. Ft.	52
Property	42.03	4249, 4255 & 4261 Westroads Drive	05/05/2017	Yes			4249, 4255 & 4261 Westroads Drive	Riviera Beach	Palm Beach	FL	33407	1978	NAP	27,600	Sq. Ft.	53

 A-1-3

COMM 2017_COR2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten
Property Flag	ID	Property Name	(# of payments)(14)(15)(16)	Statements Date(24)	EGI ($)	Expenses($)	NOI($)	Statements Date(24)	EGI($)	Expenses($)	NOI($)	Statements Date(24)	EGI($)	Expenses($)	NOI($)	Debt Yield(9)(10)(12)	Debt Yield(9)(10)(12)	Revenue($)
Loan	1.00	101 Ludlow	L(34), D(82), O(4)	T-12 3/31/2017	7,697,637	2,491,403	5,206,234	12/31/2016	7,666,150	2,490,701	5,175,449	12/31/2015	7,476,725	2,385,725	5,091,001	7.0%	6.9%	5,608,078
Loan	2.00	AHIP Northeast Portfolio II	L(26), D(90), O(4)	T-12 3/31/2017	20,035,295	11,414,731	8,620,564	12/31/2016	19,788,708	11,288,196	8,500,512	12/31/2015	19,787,981	11,214,330	8,573,651	14.7%	13.3%	19,512,606
Property	2.01	Residence Inn - Arundel Mills BWI Airport		T-12 3/31/2017	5,680,875	3,093,108	2,587,767	12/31/2016	5,516,492	3,049,267	2,467,225	12/31/2015	5,781,113	3,063,539	2,717,574			5,591,807
Property	2.02	Residence Inn - Mount Laurel at Bishop’s Gate		T-12 3/31/2017	5,490,717	3,138,636	2,352,081	12/31/2016	5,552,202	3,148,381	2,403,821	12/31/2015	5,562,295	3,157,219	2,405,076			5,425,225
Property	2.03	Homewood Suites - Allentown-Bethlehem Airport		T-12 3/31/2017	4,799,135	2,908,420	1,890,715	12/31/2016	4,689,474	2,813,868	1,875,606	12/31/2015	4,406,304	2,732,047	1,674,257			4,502,897
Property	2.04	TownePlace Suites - Arundel Mills BWI Airport		T-12 3/31/2017	4,064,568	2,274,567	1,790,001	12/31/2016	4,030,540	2,276,680	1,753,860	12/31/2015	4,038,269	2,261,525	1,776,744			3,992,677
Loan	3.00	CHG Building	L(27), D(89), O(4)													9.8%	9.2%	8,085,134
Loan	4.00	Grand Hyatt Seattle(30)	L(28), D(89), O(4)	T-12 7/31/2017	42,788,196	27,115,070	15,673,126	12/31/2016	42,069,129	26,736,438	15,332,691	12/31/2015	40,411,207	25,893,073	14,518,134	11.5%	10.0%	42,417,056
Loan	5.00	Renaissance Seattle(30)	L(28), D(89), O(4)	T-12 7/31/2017	43,749,318	26,882,301	16,867,017	12/31/2016	42,150,053	26,056,984	16,093,069	12/31/2015	40,908,326	25,083,570	15,824,756	12.2%	10.5%	43,449,808
Loan	6.00	Mall of Louisiana(30)	L(25), D(91), O(4)	T-12 4/30/2017	42,205,123	7,209,498	34,995,625	12/31/2016	42,235,214	7,196,737	35,038,477	12/31/2015	41,979,974	7,399,438	34,580,536	11.1%	10.6%	43,806,234
Loan	7.00	Colorado Center(30)	L(25), D(88), O(7)	12/31/2016	40,968,828	17,405,107	23,563,721	12/31/2015	49,031,481	18,916,122	30,115,359	12/31/2014	64,597,706	20,072,749	44,524,957	18.6%	17.4%	64,673,869
Loan	8.00	360 North Rodeo Drive	L(27), D(89), O(4)	T-12 4/30/2017	12,074,824	7,490,846	4,583,978	12/31/2016	12,160,615	7,284,139	4,876,476	12/31/2015	12,105,723	7,206,494	4,899,229	11.7%	10.8%	12,188,659
Loan	9.00	Parmer Office 3.2	L(26), DorYM1(90), O(4)	T-12 5/31/2017	1,279,851	1,213,844	66,007	12/31/2016	213,308	1,021,303	-807,995					9.6%	9.1%	6,360,376
Loan	10.00	Freeway Industrial Park	L(28), D(89), O(3)	T-12 6/30/2017	3,678,163	850,595	2,827,568	12/31/2016	3,208,404	791,386	2,417,018					9.2%	8.5%	3,846,053
Loan	11.00	Integrated Health Campus(30)	L(24), D(92), O(4)	T-12 6/30/2017	8,125,297	2,984,001	5,141,296	12/31/2016	8,279,923	2,880,753	5,399,170	12/31/2015	8,470,281	3,088,915	5,381,366	9.1%	8.1%	6,004,489
Loan	12.00	Park Slope Court	L(29), D(87), O(4)	T-12 2/28/2017	2,561,379	250,346	2,311,033	12/31/2016	2,561,380	250,320	2,311,060	12/31/2015	2,568,645	315,510	2,253,135	7.2%	7.1%	2,311,320
Loan	13.00	The Landing	L(27), D(89), O(4)	T-12 2/28/2017	3,317,541	1,099,963	2,217,578	12/31/2016	3,261,649	1,070,219	2,191,430	12/31/2015	3,347,370	1,021,550	2,325,820	8.8%	8.2%	3,650,885
Loan	14.00	16027 Ventura Boulevard	L(24), D(92), O(4)	T-12 3/31/2017	3,019,990	1,311,000	1,708,990	12/31/2016	2,764,598	1,271,010	1,493,588	12/31/2015	2,911,296	1,301,996	1,609,300	8.9%	8.1%	3,526,539
Loan	15.00	2600 N. Ashton	L(26), D(90), O(4)													10.4%	9.7%	2,887,796
Loan	16.00	Texarkana Pavilion	L(24), D(92), O(4)	T-12 7/31/2017	2,753,459	825,798	1,927,661	12/31/2016	3,033,090	844,376	2,188,715	12/31/2015	2,691,974	819,779	1,872,194	14.5%	12.6%	3,654,688
Loan	17.00	Kihei Kalama Village	L(35), D(81), O(4)	T-12 2/28/2017	2,991,646	1,391,774	1,599,872	12/31/2016	2,988,657	1,418,835	1,569,822	12/31/2015	2,941,630	1,326,403	1,615,227	11.0%	10.5%	2,616,070
Loan	18.00	Spring River Business Park(32)	L(33), D(84), O(3)	T-12 8/31/2016	2,264,606	555,997	1,708,609	12/31/2015	2,179,202	533,758	1,645,443	12/31/2014	2,104,455	506,614	1,597,841	9.9%	9.0%	2,336,083
Loan	19.00	Shops on Sage	L(30), D(86), O(4)	12/31/2016	1,759,543	573,143	1,186,400	12/31/2015	1,628,564	449,334	1,179,230	12/31/2014	1,597,502	428,265	1,169,237	8.3%	8.0%	1,366,131
Loan	20.00	Oaks Apartment Portfolio	L(28), D(88), O(4)	T-12 2/28/2017	2,772,798	1,452,526	1,320,272	12/31/2016	2,769,201	1,386,839	1,382,363	12/31/2015	2,706,880	1,431,514	1,275,366	8.7%	8.0%	2,906,505
Property	20.01	Oak Forest Apartments & Townhomes		T-12 2/28/2017	1,489,152	792,052	697,100	12/31/2016	1,488,131	760,635	727,496	12/31/2015	1,508,737	737,379	771,358			1,622,116
Property	20.02	Oakwood Villas & Townhomes		T-12 2/28/2017	1,283,646	660,474	623,172	12/31/2016	1,281,071	626,204	654,867	12/31/2015	1,198,143	694,136	504,008			1,284,389
Loan	21.00	Dunes Plaza	L(25), D(90), O(5)	T-12 4/30/2017	2,049,749	588,144	1,461,605	12/31/2016	2,055,995	567,138	1,488,857	12/31/2015	1,802,845	537,100	1,265,745	10.5%	9.7%	2,307,920
Loan	22.00	One Independence Way	L(24), D(89), O(7)													9.9%	8.9%	2,689,264
Loan	23.00	592-594 Dean Street	L(24), D(92), O(4)	T-12 3/31/2017	438,583	133,425	305,158	12/31/2016	162,258	125,876	36,382					7.9%	7.7%	1,288,525
Loan	24.00	Fairway Lane Apartments	L(34), D(82), O(4)	T-12 3/31/2017	2,125,008	803,914	1,321,094	12/31/2016	2,080,834	796,542	1,284,292	12/31/2015	1,881,232	774,654	1,106,578	9.7%	9.4%	2,118,353
Loan	25.00	Texan Pearl	L(30), D(87), O(3)	T-12 1/31/2017	1,852,927	766,989	1,085,938	12/31/2016	1,868,792	806,487	1,062,305	12/31/2015	1,775,183	754,100	1,021,083	7.5%	7.3%	1,677,960
Loan	26.00	CVS & Walgreens Portfolio(31)	L(28), D(88), O(4)	T-12 1/31/2017	1,096,351	2,921	1,093,430	12/31/2016	1,098,406	2,921	1,095,485	12/31/2015	1,096,351	8,264	1,088,087	8.9%	8.9%	1,096,351
Property	26.01	Walgreen’s Rochester, MI		T-12 1/31/2017	445,000		445,000	12/31/2016	445,000		445,000	12/31/2015	445,000		445,000			445,000
Property	26.02	CVS Coon Rapids MN		T-12 1/31/2017	351,351	2,921	348,430	12/31/2016	353,406	2,921	350,485	12/31/2015	351,351	8,264	343,087			351,351
Property	26.03	Walgreen’s Norton, MA		T-12 1/31/2017	300,000		300,000	12/31/2016	300,000		300,000	12/31/2015	300,000		300,000			300,000
Loan	27.00	Oak Manor Villas	L(30), D(86), O(4)	T-12 5/31/2017	1,928,003	735,973	1,192,030	12/31/2016	1,847,348	749,935	1,097,413					9.9%	9.7%	1,966,764
Loan	28.00	Amsdell All Star Self Storage	L(27), D(89), O(4)	T-12 2/28/2017	1,447,485	418,907	1,028,578	12/31/2016	1,446,157	395,865	1,050,292	12/31/2015	1,307,936	404,271	903,665	8.7%	8.6%	1,749,780
Loan	29.00	Hampton Inn Daytona Beach(32)	L(26), D(89), O(5)	T-12 3/31/2017	3,793,448	2,411,769	1,381,679	12/31/2016	3,777,565	2,385,621	1,391,944	12/31/2015	3,532,827	2,261,583	1,271,244	12.2%	10.9%	3,723,966
Loan	30.00	1530 Meridian	L(33), D(83), O(4)													9.9%	9.2%	1,453,258
Loan	31.00	Fresenius Northeast Portfolio	L(28), D(89), O(3)													9.8%	9.8%	963,180
Property	31.01	Fresenius Springfield																387,286
Property	31.02	Fresenius Cleveland																298,698
Property	31.03	Fresenius Scranton																277,196
Loan	32.00	Towne Center Shoppes	L(29), D(88), O(3)	T-12 1/31/2017	1,349,303	339,054	1,010,249	12/31/2016	1,338,796	322,596	1,016,200	12/31/2015	1,280,807	278,300	1,002,507	10.5%	10.0%	1,213,311
Loan	33.00	Rampart Village Center	L(25), D(92), O(3)	T-12 4/30/2017	1,255,559	361,120	894,439	12/31/2016	1,376,945	341,152	1,035,793	12/31/2015	1,320,120	312,521	1,007,599	9.3%	8.5%	1,451,713
Loan	34.00	Fresenius Southern Portfolio	L(27), D(90), O(3)													10.0%	10.0%	879,285
Property	34.01	Fresenius Pasadena																347,026
Property	34.02	Fresenius Bolivar																295,788
Property	34.03	Fresenius Deer Park																236,471
Loan	35.00	Packard Place	L(28), D(89), O(3)	12/31/2016	1,504,931	657,985	846,946	12/31/2015	1,437,348	607,882	829,466	12/31/2014	1,214,381	551,391	662,990	9.7%	8.7%	1,866,683
Loan	36.00	Courtyard West Des Moines(32)	L(25), D(91), O(4)	T-12 5/31/2017	3,174,400	1,984,318	1,190,082	12/31/2016	3,387,925	2,021,015	1,366,910	12/31/2015	3,509,622	2,090,570	1,419,052	14.4%	12.9%	2,946,283
Loan	37.00	Bedford Park Shoppes	L(26), D(90), O(4)	T-12 4/30/2017	1,457,013	657,953	799,060	12/31/2016	1,380,034	638,659	741,375	12/31/2015	1,411,450	636,805	774,645	10.8%	10.2%	822,317
Loan	38.00	Tyler Mall Mini Storage	L(25), D(92), O(3)	T-12 5/31/2017	891,126	243,972	647,154	12/31/2016	856,881	233,753	623,128	12/31/2015	778,893	240,063	538,830	9.0%	8.8%	934,404
Loan	39.00	Central Corporate Office	L(25), D(92), O(3)	T-12 5/31/2017	776,250	327,287	448,963	12/31/2016	737,721	328,097	409,624	12/31/2015	887,136	328,419	558,717	10.9%	10.2%	1,239,390
Loan	40.00	Lexington Hotel Miami Beach	L(28), D(88), O(4)	T-12 4/30/2017	4,779,936	3,490,886	1,289,050	12/31/2016	4,964,253	3,698,608	1,265,645	12/31/2015	5,563,267	3,946,290	1,616,977	19.7%	16.8%	4,738,513
Loan	41.00	Fresenius & DaVita CA Portfolio	L(25), D(92), O(3)													10.9%	10.9%	635,502
Property	41.01	Fresenius Roseville																406,566
Property	41.02	DaVita Ceres																228,936
Loan	42.00	West Palm Small Bay Portfolio	L(26), D(90), O(4)	T-12 3/31/2017	658,924	200,798	458,126	12/31/2016	670,727	266,588	404,139	12/31/2015	578,178	233,596	344,582	10.1%	9.0%	764,492
Property	42.01	6677 42nd Terrace N		T-12 3/31/2017	232,696	69,954	162,742	12/31/2016	241,931	105,500	136,431	12/31/2015	197,443	95,642	101,801			276,373
Property	42.02	4574 Dyer Boulevard		T-12 3/31/2017	252,844	60,332	192,512	12/31/2016	234,080	73,444	160,636	12/31/2015	200,770	61,936	138,834			261,947
Property	42.03	4249, 4255 & 4261 Westroads Drive		T-12 3/31/2017	173,384	70,512	102,872	12/31/2016	194,716	87,644	107,072	12/31/2015	179,965	76,018	103,947			226,173

 A-1-4

COMM 2017_COR2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Property Flag	ID	Property Name	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(17)	Expiration(17)	Extension Terms(17)	Largest Tenant(18)(20)(21)(22)	SF	Expiration	2nd Largest Tenant(18)(19)(20)(22)(23)
Loan	1.00	101 Ludlow	7,612,337	2,642,580	4,969,756	81,225		4,888,531	Fee Simple			NAP	NAP	NAP	NAP
Loan	2.00	AHIP Northeast Portfolio II	19,909,020	11,442,551	8,466,470	796,361		7,670,109	Fee Simple
Property	2.01	Residence Inn - Arundel Mills BWI Airport	5,728,920	3,153,225	2,575,694	229,157		2,346,538	Fee Simple			NAP	NAP	NAP	NAP
Property	2.02	Residence Inn - Mount Laurel at Bishop’s Gate	5,529,828	3,141,616	2,388,212	221,193		2,167,019	Fee Simple			NAP	NAP	NAP	NAP
Property	2.03	Homewood Suites - Allentown-Bethlehem Airport	4,604,682	2,869,826	1,734,856	184,187		1,550,669	Fee Simple			NAP	NAP	NAP	NAP
Property	2.04	TownePlace Suites - Arundel Mills BWI Airport	4,045,591	2,277,884	1,767,707	161,824		1,605,883	Fee Simple			NAP	NAP	NAP	NAP
Loan	3.00	CHG Building	7,575,771	2,014,527	5,561,244	56,342	280,066	5,224,836	Fee Simple			CHG Healthcare Services, Inc.	281,712	4/30/2029	NAP
Loan	4.00	Grand Hyatt Seattle(30)	42,417,056	27,058,428	15,358,629	2,120,853		13,237,776	Fee Simple			NAP	NAP	NAP	NAP
Loan	5.00	Renaissance Seattle(30)	43,449,808	27,961,003	15,488,805	2,172,490		13,316,315	Fee Simple			NAP	NAP	NAP	NAP
Loan	6.00	Mall of Louisiana(30)	43,215,234	7,152,311	36,062,923	155,358	1,473,928	34,433,637	Fee Simple			AMC Theatres	74,400	07/21/2026	Dick’s Sporting Goods
Loan	7.00	Colorado Center(30)	73,131,018	17,770,483	55,360,535	235,232	3,160,223	51,965,081	Fee Simple			HULU	261,823	11/15/2021	Edmunds.com
Loan	8.00	360 North Rodeo Drive	12,188,659	7,746,702	4,441,957	353,829		4,088,128	Fee Simple			Gearys	3,675	1/31/2022	Michael Kors
Loan	9.00	Parmer Office 3.2	6,042,357	2,388,006	3,654,351	28,753	192,647	3,432,951	Fee Simple			NSTX, Inc.	93,967	11/30/2026	Blue Apron, Inc.
Loan	10.00	Freeway Industrial Park	3,862,797	908,093	2,954,704	72,180	153,984	2,728,540	Fee Simple			County of Riverside	34,704	12/15/2023	Alcal Specialty Contracting Inc
Loan	11.00	Integrated Health Campus(30)	7,970,549	3,163,584	4,806,966	75,049	450,296	4,281,621	Fee Simple			Orthopedic Associates of Allentown, LTD. D/B/A - Orthopedic Specialists	116,617	06/30/2026	St Luke’s Hospital of Bethlehem, Pennsylvania D/B/A St. Luke’s University Health Network
Loan	12.00	Park Slope Court	2,478,137	464,496	2,013,641	17,101		1,996,540	Fee Simple			NAP	NAP	NAP	NAP
Loan	13.00	The Landing	3,647,544	1,256,125	2,391,420	26,261	120,798	2,244,361	Fee Simple			Jones Trading	11,686	11/30/2020	Zin Bistro Americana (Sabzin Inc.)
Loan	14.00	16027 Ventura Boulevard	3,547,291	1,327,239	2,220,053	22,487	182,991	2,014,574	Fee Simple			Life Alert Emergency Response, Inc.	34,660	07/31/2022	CBS Studios, Inc.
Loan	15.00	2600 N. Ashton	3,580,632	1,343,084	2,237,548	29,129	132,538	2,075,881	Leasehold	10/31/2066	None	Solutionreach, Inc.	145,646	4/30/2027	NAP
Loan	16.00	Texarkana Pavilion	3,350,767	885,741	2,465,026	62,311	254,489	2,148,225	Fee Simple			CNMK Texas Propertie	47,320	11/30/2019	(TJ Maxx) The TJX Co
Loan	17.00	Kihei Kalama Village	3,286,900	1,422,783	1,864,117	10,440	62,641	1,791,035	Fee Simple			Volcan Bar & Grill	5,900	6/30/2022	Three’s Catering LLC
Loan	18.00	Spring River Business Park(32)	2,247,544	687,870	1,559,675	49,451	98,902	1,411,322	Fee Simple			Assured Neace Lukens Insurance Agency, Inc.	44,465	4/30/2023	Munson Business Interiors, Inc.
Loan	19.00	Shops on Sage	1,861,357	593,192	1,268,165	6,789	42,769	1,218,606	Fee Simple			The Liveable Kitchen/Sub-Zero Wolf	10,552	08/31/2020	Tango and Malbec
Loan	20.00	Oaks Apartment Portfolio	2,797,609	1,487,064	1,310,545	105,525		1,205,020	Fee Simple
Property	20.01	Oak Forest Apartments & Townhomes	1,511,235	806,973	704,262	57,620		646,642	Fee Simple			NAP	NAP	NAP	NAP
Property	20.02	Oakwood Villas & Townhomes	1,286,374	680,091	606,283	47,905		558,378	Fee Simple			NAP	NAP	NAP	NAP
Loan	21.00	Dunes Plaza	2,188,844	645,827	1,543,017	31,048	77,621	1,434,348	Fee Simple			Ross Dress for less	25,000	01/01/2025	TJ Maxx
Loan	22.00	One Independence Way	2,420,338	984,850	1,435,488	28,500	113,998	1,292,991	Fee Simple			S&P	74,845	02/28/2028	ALK
Loan	23.00	592-594 Dean Street	1,315,779	224,810	1,090,969	4,602	25,000	1,061,368	Fee Simple			Industrious	18,770	02/28/2026	United States Postal Service
Loan	24.00	Fairway Lane Apartments	2,179,767	892,472	1,287,295	46,900		1,240,395	Fee Simple			NAP	NAP	NAP	NAP
Loan	25.00	Texan Pearl	1,813,296	844,028	969,268	25,350		943,918	Fee Simple			NAP	NAP	NAP	NAP
Loan	26.00	CVS & Walgreens Portfolio(31)	1,189,139	115,138	1,074,001	2,580		1,071,421	Fee Simple
Property	26.01	Walgreen’s Rochester, MI	445,000	13,350	431,650			431,650	Fee Simple			Walgreens	14,490	8/31/2031	NAP
Property	26.02	CVS Coon Rapids MN	444,139	92,788	351,351	2,580		348,771	Fee Simple			CVS	12,900	1/31/2032	NAP
Property	26.03	Walgreen’s Norton, MA	300,000	9,000	291,000			291,000	Fee Simple			Walgreens	14,550	9/30/2031	NAP
Loan	27.00	Oak Manor Villas	1,872,778	712,683	1,160,095	28,000		1,132,095	Fee Simple			NAP	NAP	NAP	NAP
Loan	28.00	Amsdell All Star Self Storage	1,447,485	476,576	970,909	12,345		958,564	Fee Simple			NAP	NAP	NAP	NAP
Loan	29.00	Hampton Inn Daytona Beach(32)	3,783,245	2,429,481	1,353,764	151,330		1,202,434	Fee Simple			NAP	NAP	NAP	NAP
Loan	30.00	1530 Meridian	1,428,352	396,404	1,031,948	10,396	65,700	955,853	Fee Simple			Abbott, Stringham & Lynch	24,011	10/31/2021	CPI
Loan	31.00	Fresenius Northeast Portfolio	992,969	29,789	963,180	4,060		959,120	Fee Simple
Property	31.01	Fresenius Springfield	399,264	11,978	387,286	1,525		385,761	Fee Simple			Fresenius Springfield	10,165	1/31/2032	NAP
Property	31.02	Fresenius Cleveland	307,936	9,238	298,698	1,470		297,228	Fee Simple			Springfield Cleveland	9,800	12/31/2031	NAP
Property	31.03	Fresenius Scranton	285,769	8,573	277,196	1,066		276,130	Fee Simple			Fresenius Scranton	7,104	2/28/2032	NAP
Loan	32.00	Towne Center Shoppes	1,458,022	445,897	1,012,125	34,877	11,626	965,622	Fee Simple			L.A. Fitness	44,268	08/31/2031	Delmonico’s Italian Steakhouse Restaurant
Loan	33.00	Rampart Village Center	1,136,733	361,728	775,005	14,582	58,088	702,335	Fee Simple			Gold’s Gym International	55,142	09/30/2022	Good Company
Loan	34.00	Fresenius Southern Portfolio	906,479	27,194	879,285	4,207		875,078	Fee Simple
Property	34.01	Fresenius Pasadena	357,759	10,733	347,026	1,736		345,291	Fee Simple			Pasadena	11,570	4/30/2031	NAP
Property	34.02	Fresenius Bolivar	304,936	9,148	295,788	1,221		294,567	Fee Simple			Bolivar	8,141	2/10/2032	NAP
Property	34.03	Fresenius Deer Park	243,785	7,314	236,471	1,250		235,221	Fee Simple			Deer Park	8,334	5/31/2031	NAP
Loan	35.00	Packard Place	1,408,672	598,210	810,461	18,667	67,809	723,986	Fee Simple			HQ Charlotte	15,574	04/30/2029	Cardinal Solutions
Loan	36.00	Courtyard West Des Moines(32)	3,174,400	1,966,723	1,207,677	126,976		1,080,701	Fee Simple			NAP	NAP	NAP	NAP
Loan	37.00	Bedford Park Shoppes	1,539,205	676,847	862,358	7,190	41,370	813,798	Fee Simple			Guitar Center	18,538	01/31/2022	Sprint Inc
Loan	38.00	Tyler Mall Mini Storage	891,126	247,365	643,761	13,616		630,145	Fee Simple			NAP	NAP	NAP	NAP
Loan	39.00	Central Corporate Office	1,099,498	346,228	753,270	3,398	47,308	702,564	Fee Simple			First American Title	7,968	05/31/2020	Homebridge Financial
Loan	40.00	Lexington Hotel Miami Beach	4,738,513	3,457,204	1,281,308	189,541		1,091,768	Fee Simple			NAP	NAP	NAP	NAP
Loan	41.00	Fresenius & DaVita CA Portfolio	643,010	19,290	623,719	2,025		621,694	Fee Simple
Property	41.01	Fresenius Roseville	419,140	12,574	406,566	900		405,666	Fee Simple			Fresenius	7,200	02/29/2032	NAP
Property	41.02	DaVita Ceres	223,869	6,716	217,153	1,125		216,028	Fee Simple			DaVita	9,000	02/28/2031	NAP
Loan	42.00	West Palm Small Bay Portfolio	805,917	302,893	503,024	19,144	31,588	452,292	Fee Simple
Property	42.01	6677 42nd Terrace N	292,864	113,210	179,654	6,904	11,392	161,359	Fee Simple			Top Shelf Auto	4,800	5/31/2022	Thaddeus T Christon
Property	42.02	4574 Dyer Boulevard	276,681	101,033	175,648	6,720	11,088	157,840	Fee Simple			JP Auto Repairs & Peroul Joseph	4,200	07/31/2024	L&S Import and Export, Inc.
Property	42.03	4249, 4255 & 4261 Westroads Drive	236,372	88,650	147,721	5,520	9,108	133,093	Fee Simple			Best Auto Choices	4,400	4/30/2025	Jorge Usma Silva

 A-1-5

COMM 2017_COR2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Lease			Lease			Lease			Lease
Property Flag	ID	Property Name	SF	Expiration	3rd Largest Tenant(20)(22)(23)	SF	Expiration	4th Largest Tenant(20)	SF	Expiration	5th Largest Tenant(20)	SF	Expiration
Loan	1.00	101 Ludlow	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	2.00	AHIP Northeast Portfolio II
Property	2.01	Residence Inn - Arundel Mills BWI Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	2.02	Residence Inn - Mount Laurel at Bishop’s Gate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	2.03	Homewood Suites - Allentown-Bethlehem Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	2.04	TownePlace Suites - Arundel Mills BWI Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3.00	CHG Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4.00	Grand Hyatt Seattle(30)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5.00	Renaissance Seattle(30)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6.00	Mall of Louisiana(30)	74,061	01/31/2019	Main Event	46,900	06/30/2028	Nordstrom Rack	30,002	09/30/2025	Forever 21	26,885	01/31/2019
Loan	7.00	Colorado Center(30)	197,812	01/31/2028	Kite Pharma, Inc.	159,310	07/31/2032	Rubin Postaer	186,894	12/31/2025	HBO	128,273	06/30/2019
Loan	8.00	360 North Rodeo Drive	3,100	9/30/2020	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9.00	Parmer Office 3.2	65,222	08/31/2022	Trusource Labs, LLC	32,500	04/30/2029	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10.00	Freeway Industrial Park	20,083	7/31/2020	Innovative Design & Sheet Metal Products Inc	20,023	7/31/2021	Tech Lift International	10,669	9/30/2020	Tri-Ed Distribution Inc	9,804	5/31/2021
Loan	11.00	Integrated Health Campus(30)	50,114	09/30/2028	Lehigh Valley Health Network	39,857	06/30/2026	Surgery Center of Allentown, LLC	25,654	03/31/2027	Aesthetic Surgery Associates	8,924	06/30/2026
Loan	12.00	Park Slope Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13.00	The Landing	5,567	5/31/2026	Boccaccio’s (leraci & Sadraie)	4,391	7/31/2022	Virtual Research Corp.	4,263	3/31/2019	Robertson & Associates	4,150	1/31/2023
Loan	14.00	16027 Ventura Boulevard	9,604	05/31/2018	Dunn & Pariser, CPA	8,328	01/08/2024	Bank of the West	7,513	08/31/2019	Carsey Werner Company	6,720	12/31/2018
Loan	15.00	2600 N. Ashton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16.00	Texarkana Pavilion	26,000	01/31/2027	Burke’s Outlet Store	21,170	01/31/2026	FGB Enterprises, LLC	20,388	08/31/2022	Best Buy Stores, LP	20,044	01/31/2020
Loan	17.00	Kihei Kalama Village	4,432	7/31/2025	Life’s A Beach Inc.	2,168	12/31/2017	Maui Exclusive Partners LLC	1,800	8/31/2018	Barry Allison (Kihei Café)	1,686	08/31/2018
Loan	18.00	Spring River Business Park(32)	22,286	12/31/2022	U.S. Specialties	12,200	2/28/2019	CGB AgriFinancal, Inc.	10,238	11/30/2021	Capture Higher Education	10,226	12/31/2019
Loan	19.00	Shops on Sage	7,000	11/30/2020	Sage 400 Japanese Restaurant	3,800	01/31/2021	Kharisma Hair Studio	3,100	02/28/2018	Burger Place	2,392	05/31/2021
Loan	20.00	Oaks Apartment Portfolio
Property	20.01	Oak Forest Apartments & Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.02	Oakwood Villas & Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21.00	Dunes Plaza	24,000	04/01/2024	Office Max	14,389	03/01/2025	PetSmart	12,157	09/01/2024	Ulta	10,189	09/01/2024
Loan	22.00	One Independence Way	39,153	12/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23.00	592-594 Dean Street	9,027	02/28/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24.00	Fairway Lane Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25.00	Texan Pearl	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26.00	CVS & Walgreens Portfolio(31)
Property	26.01	Walgreen’s Rochester, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	26.02	CVS Coon Rapids MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	26.03	Walgreen’s Norton, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27.00	Oak Manor Villas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28.00	Amsdell All Star Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29.00	Hampton Inn Daytona Beach(32)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30.00	1530 Meridian	6,315	11/30/2028	OPTM	6,182	8/31/2021	Bill McCan	1,818	12/31/2017	Vabad, Inc.	1,040	7/31/2019
Loan	31.00	Fresenius Northeast Portfolio
Property	31.01	Fresenius Springfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	31.02	Fresenius Cleveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	31.03	Fresenius Scranton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32.00	Towne Center Shoppes	6,142	04/14/2032	Berkshire Hathaway Home Services of Florida Realty	2,395	12/31/2017	TJ’s Seafodd Shack	2,022	09/30/2018	Prime Nutrition	1,220	01/31/2022
Loan	33.00	Rampart Village Center	5,130	09/30/2018	Tiger Rock Martial Arts	3,600	01/31/2023	Petrie’s Family Games	3,036	02/28/2020	Rampart Liquor	2,400	11/30/2024
Loan	34.00	Fresenius Southern Portfolio
Property	34.01	Fresenius Pasadena	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.02	Fresenius Bolivar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.03	Fresenius Deer Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35.00	Packard Place	11,205	08/06/2019	Ink ‘n’ Ivy	5,991	09/30/2024	GHD	5,714	06/30/2022	GSA	5,662	03/31/2021
Loan	36.00	Courtyard West Des Moines(32)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37.00	Bedford Park Shoppes	4,500	11/30/2022	Bank of America	4,050	11/29/2021	National Vision	2,900	01/29/2022	Bedford Dental LLC	2,750	02/29/2028
Loan	38.00	Tyler Mall Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39.00	Central Corporate Office	4,914	08/31/2018	AltaPacific Bank	4,670	07/31/2021	Inland Empire Media Group	4,049	08/31/2022	Academy Mortgage Corporation	3,558	08/31/2020
Loan	40.00	Lexington Hotel Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41.00	Fresenius & DaVita CA Portfolio
Property	41.01	Fresenius Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	41.02	DaVita Ceres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42.00	West Palm Small Bay Portfolio
Property	42.01	6677 42nd Terrace N	4,340	12/31/2022	Federated Consulting Inc	3,880	5/31/2022	Novelek Technology Inc	2,900	2/28/2022	Nitiphat Nick Phewfhad	2,900	2/14/2022
Property	42.02	4574 Dyer Boulevard	4,200	07/31/2022	Charles G Banton	4,200	08/31/2019	Tal Moore	4,200	12/31/2017	Florida Studio Millworks	4,200	09/30/2017
Property	42.03	4249, 4255 & 4261 Westroads Drive	4,000	12/21/2022	Lymage Joseph	2,600	3/31/2022	Rob Korkes	2,400	04/30/2022	Kumar Seepersad	2,400	12/31/2019

 A-1-6

COMM 2017_COR2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
				Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance
Property Flag	ID	Property Name	Occupancy(4)(23)	As-of Date	Reserves($)(25)(27)	Reserves ($)(26)(27)(28)	Reserves ($)(25)	Reserves ($)(26)(27)	Reserves ($)(25)	Reserves ($)(26)	Reserves($)(25)	Reserves ($)(26)
Loan	1.00	101 Ludlow	100.0%	03/01/2017	250,000	6,769			1,152,180	192,030	105,710	9,610
Loan	2.00	AHIP Northeast Portfolio II	88.9%	03/31/2017		Springing			452,158	30,000		Springing
Property	2.01	Residence Inn - Arundel Mills BWI Airport	90.4%	03/31/2017
Property	2.02	Residence Inn - Mount Laurel at Bishop’s Gate	86.6%	03/31/2017
Property	2.03	Homewood Suites - Allentown-Bethlehem Airport	90.8%	03/31/2017
Property	2.04	TownePlace Suites - Arundel Mills BWI Airport	88.2%	03/31/2017
Loan	3.00	CHG Building	100.0%	09/06/2017		4,964			400,000	61,000		Springing
Loan	4.00	Grand Hyatt Seattle(30)	86.8%	07/31/2017		Springing				Springing		Springing
Loan	5.00	Renaissance Seattle(30)	85.0%	07/31/2017		178,608			95,000	116,000	280,000	28,000
Loan	6.00	Mall of Louisiana(30)	91.8%	06/30/2017		Springing		Springing		Springing		Springing
Loan	7.00	Colorado Center(30)	91.5%	07/01/2017			25,193,502			Springing		Springing
Loan	8.00	360 North Rodeo Drive	83.0%	05/01/2017		Springing			98,257	8,188	46,000	3,833
Loan	9.00	Parmer Office 3.2	100.0%	05/31/2017		2,396		15,974	603,568	75,446		Springing
Loan	10.00	Freeway Industrial Park	96.5%	08/01/2017		6,015	100,000	12,030	56,643	28,321	63,605	5,782
Loan	11.00	Integrated Health Campus(30)	84.9%	08/01/2017		6,254	560,428	37,525	362,431	90,608	73,896	7,390
Loan	12.00	Park Slope Court	100.0%	02/01/2017		1,425			8,153	1,631	37,425	3,402
Loan	13.00	The Landing	91.4%	02/28/2017		2,188		4,377	48,325	16,110		Springing
Loan	14.00	16027 Ventura Boulevard	88.4%	04/01/2017		1,874		On each monthly payment date through and including the payment date in September 2019, $14,054; On each monthly payment date through and including the payment date in September 2021, $28,109	169,015	28,169		Springing
Loan	15.00	2600 N. Ashton	100.0%	09/06/2017		2,427			172,000	23,000		Springing
Loan	16.00	Texarkana Pavilion	84.2%	07/30/2017		5,193	200,000	20,770	439,717	39,974		Springing
Loan	17.00	Kihei Kalama Village	92.1%	04/17/2017		866		3,625	19,000	6,000	98,000	9,900
Loan	18.00	Spring River Business Park(32)	97.7%	04/01/2017		4,121	500,000	Springing		14,400		5,589
Loan	19.00	Shops on Sage	100.0%	01/03/2017		566	300,000	Springing	70,000	29,600	15,000	1,500
Loan	20.00	Oaks Apartment Portfolio	96.5%	04/24/2017	1,430,000	8,794			134,000	28,400	7,000	7,100
Property	20.01	Oak Forest Apartments & Townhomes	95.9%	04/24/2017
Property	20.02	Oakwood Villas & Townhomes	97.2%	04/24/2017
Loan	21.00	Dunes Plaza	84.4%	04/30/2017		2,587		6,468	106,894	26,724		Springing
Loan	22.00	One Independence Way	100.0%	06/01/2017		2,375	5,727,784	Springing	40,000	20,000		Springing
Loan	23.00	592-594 Dean Street	90.6%	03/31/2017		384		2,083	44,940	14,980	8,978	2,993
Loan	24.00	Fairway Lane Apartments	97.0%	05/01/2017		3,908			11,000	16,000	5,000	2,000
Loan	25.00	Texan Pearl	100.0%	01/03/2017		2,113			75,000	31,800	25,000	3,100
Loan	26.00	CVS & Walgreens Portfolio(31)	100.0%	09/06/2017		215				Springing		Springing
Property	26.01	Walgreen’s Rochester, MI	100.0%	09/06/2017
Property	26.02	CVS Coon Rapids MN	100.0%	09/06/2017
Property	26.03	Walgreen’s Norton, MA	100.0%	09/06/2017
Loan	27.00	Oak Manor Villas	92.9%	05/01/2017		2,333			100,000	22,145	39,260	6,543
Loan	28.00	Amsdell All Star Self Storage	81.2%	03/16/2017		1,029			150,971	15,097		Springing
Loan	29.00	Hampton Inn Daytona Beach(32)	77.5%	03/31/2017		The borrower is required to deposit an amount equal to the greatest of (i)(x) with respect to each monthly payment date through and including the monthly payment date in July 2018, 2.0% of the rents for the property for the prior month, (y) with respect to each monthly payment date occuring in August 2018 through and including the monthly payment date occuring in July 2020, 3.0% of the rents for the prior months rents and (z) 4.0%, thereafter, (ii) the then-current amount required by the management agreement and (ii) the then-current amount required by the franchise agreement.			49,827	6,228		Springing
Loan	30.00	1530 Meridian	96.5%	06/21/2017		866	75,000	5,198	46,500	12,250	2,500	1,500
Loan	31.00	Fresenius Northeast Portfolio	100.0%	09/06/2017	27,069	Springing			5,000	16,000		800
Property	31.01	Fresenius Springfield	100.0%	09/06/2017
Property	31.02	Fresenius Cleveland	100.0%	09/06/2017
Property	31.03	Fresenius Scranton	100.0%	09/06/2017
Loan	32.00	Towne Center Shoppes	96.2%	06/01/2017		2,906	700,000	2,691	80,376	16,075	13,800	4,600
Loan	33.00	Rampart Village Center	84.2%	06/23/2017		1,215		9,721	23,158	11,579	60,164	5,014
Loan	34.00	Fresenius Southern Portfolio	100.0%	09/06/2017	28,045	467	354,823		30,000	4,200	3,400	1,200
Property	34.01	Fresenius Pasadena	100.0%	09/06/2017
Property	34.02	Fresenius Bolivar	100.0%	09/06/2017
Property	34.03	Fresenius Deer Park	100.0%	09/06/2017
Loan	35.00	Packard Place	77.2%	05/01/2017	96,000	1,556	125,000	7,014	68,736	6,874	13,425	2,237
Loan	36.00	Courtyard West Des Moines(32)	62.5%	05/31/2017		1/12 of 2.0% of annual gross income from operations for the Payment Dates occuring in September 2017 through August 2018; 1/12 of 3.0% of annual gross income from operations for the Payment Dates occuring in September 2018 through August 2019; thereafter 1/12 of 4.0% of annual gross income from operations.			108,566	18,094	23,337	2,334
Loan	37.00	Bedford Park Shoppes	100.0%	12/31/2016		599		4,167	257,516	43,647		Springing
Loan	38.00	Tyler Mall Mini Storage	93.4%	06/30/2017		1,135			26,395	3,771	6,061	551
Loan	39.00	Central Corporate Office	88.4%	06/01/2017		607	200,000	Springing	49,242	7,035	3,926	785
Loan	40.00	Lexington Hotel Miami Beach	78.7%	04/30/2017		Springing			65,000	16,700		Springing
Loan	41.00	Fresenius & DaVita CA Portfolio	100.0%	09/06/2017	20,250	Springing			18,500	5,500	3,000	525
Property	41.01	Fresenius Roseville	100.0%	09/06/2017
Property	41.02	DaVita Ceres	100.0%	09/06/2017
Loan	42.00	West Palm Small Bay Portfolio	99.2%	03/28/2017		1,595		3,988	81,043	9,005	4,224	4,224
Property	42.01	6677 42nd Terrace N	100.0%	03/28/2017
Property	42.02	4574 Dyer Boulevard	100.0%	03/28/2017
Property	42.03	4249, 4255 & 4261 Westroads Drive	97.1%	03/28/2017

 A-1-7

COMM 2017_COR2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront			Other	Environmental
			Engineering		Other	Reserves	Report	Engineering	Loan
Property Flag	ID	Property Name	Reserve($)(25)		Reserves ($)(25)(26)(29)	Description	Date	Report Date	Purpose	Sponsor
Loan	1.00	101 Ludlow					10/18/2016	09/29/2016	Refinance	Charles Blaichman; Richard Born; Scott Sabbagh
Loan	2.00	AHIP Northeast Portfolio II		1,975,474		PIP Reserve (Upfront: 1,975,474)			Acquisition	American Hotel Income Properties REIT Inc.
Property	2.01	Residence Inn - Arundel Mills BWI Airport					05/10/2017	05/11/2017
Property	2.02	Residence Inn - Mount Laurel at Bishop’s Gate					05/16/2017	05/16/2017
Property	2.03	Homewood Suites - Allentown-Bethlehem Airport					05/10/2017	05/10/2017
Property	2.04	TownePlace Suites - Arundel Mills BWI Airport					05/10/2017	05/10/2017
Loan	3.00	CHG Building		4,513,101		Project Expense Reserve (Upfront: 304,693); Free Rent Reserve (Upfront: 3,135,881); Special Rollover Reserve (Upfront: 1,072,526)	05/08/2017	04/13/2017	Refinance	Gardner Property Holdings, L.C.
Loan	4.00	Grand Hyatt Seattle(30)					03/15/2017	03/15/2017	Refinance	Hedreen Holdings LLC
Loan	5.00	Renaissance Seattle(30)		2,866,271		PIP Reserve (Upfront: 2,866,271)	03/16/2017	03/16/2017	Refinance	Hedreen Holdings LLC
Loan	6.00	Mall of Louisiana(30)					07/24/2017	07/20/2017	Recapitalization	GGP Real Estate Holding I, Inc.
Loan	7.00	Colorado Center(30)		20,761,186		Gap Rent and Free Rent Obligation Reserve (Upfront: $20,761,186)	07/18/2017	07/18/2017	Recapitalization	Boston Properties Limited Partnership; Teachers Insurance and Annuity Association of America
Loan	8.00	360 North Rodeo Drive			Springing	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	03/09/2017	03/09/2017	Refinance	Efrem Harkham
Loan	9.00	Parmer Office 3.2	8,250	693,634		Free Rent Reserve (Upfront: $693,634)	06/30/2017	06/29/2017	Acquisition	Kawa Capital Partners LLC
Loan	10.00	Freeway Industrial Park	32,150				03/27/2017	03/27/2017	Refinance	John R. Saunders
Loan	11.00	Integrated Health Campus(30)			Springing	Lease Sweep Reserve (Monthly: Springing)	07/28/2017	07/27/2017	Refinance	Thomas D. Meade; James N. Gentile; Clay W. Hamlin, III
Loan	12.00	Park Slope Court					02/21/2017	02/21/2017	Refinance	Domenick Tonacchio
Loan	13.00	The Landing		128,531	Springing	Free Rent Reserve (Upfront: 128,531); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	04/06/2017	04/06/2017	Refinance	Kevin Pitts; Peter Snowden
Loan	14.00	16027 Ventura Boulevard		459,130		Unfunded Obligations Reserve (Upfront: $459,130)	05/09/2017	05/08/2017	Refinance	David Y. Lee
Loan	15.00	2600 N. Ashton		167,684	Special Rollover Reserve: Springing; Ground Lease Reserve: 27,500	Ground Rent Reserve (Upfront: $27,500); Free Rent Reserve (Upfront: $140,184); Special Rollover Reserve (Monthly Springing: Excess Cash Flow)	04/26/2017	04/24/2017	Refinance	Kem C. Gardner Family, L.C.; The Boyer Company, L.C.
Loan	16.00	Texarkana Pavilion	30,725		Springing	Lease Sweep Reserve (Monthly: Springing)	05/04/2017	05/04/2017	Refinance	Michel Kucinski
Loan	17.00	Kihei Kalama Village	26,203	5,850	Springing	Rent Abatement Reserve (Upfront: 5,850); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	09/23/2016	09/22/2016	Refinance	Stephen B. Metter
Loan	18.00	Spring River Business Park(32)	13,625		Springing	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	10/19/2016	12/01/2016	Acquisition	D. Talmage Hocker
Loan	19.00	Shops on Sage	350				01/10/2017	12/30/2016	Refinance	Sanford P. Aron
Loan	20.00	Oaks Apartment Portfolio							Acquisition	Shawn Stafford
Property	20.01	Oak Forest Apartments & Townhomes					03/14/2017	03/14/2017
Property	20.02	Oakwood Villas & Townhomes					03/14/2017	03/14/2017
Loan	21.00	Dunes Plaza		594,225	Springing	Five Below Holdback Reserve (Upfront: 594,225); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	05/30/2017	05/26/2017	Refinance	Chris G. Sotos; Jason P.C. Smith
Loan	22.00	One Independence Way	2,625	2,131,350	Springing	Free Rent Reserve (Upfront: $2,131,350); Special Rollover Reserve (Sprigning Monthly: Excess Cash Flow)	06/19/2017	06/16/2017	Refinance	NJ Portfolio JV LLC
Loan	23.00	592-594 Dean Street		450,000	Springing	Retail Space Holdback (Upfront: 450,000); Lease Sweep Reserve (Monthly: Springing)	05/23/2017	05/22/2017	Refinance	Serabjit Singh Malhotra
Loan	24.00	Fairway Lane Apartments	400,000				10/13/2016	10/14/2016	Refinance	Jack T. Chamberlain
Loan	25.00	Texan Pearl	40,180				11/16/2016	02/16/2017	Refinance	Edward M. Ely
Loan	26.00	CVS & Walgreens Portfolio(31)		40,000	Springing	Additional Walgreens Reserve (Upfront: $40,000); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)			Refinance	Roger Zlotoff
Property	26.01	Walgreen’s Rochester, MI					04/07/2017	03/08/2017
Property	26.02	CVS Coon Rapids MN					03/29/2017	03/08/2017
Property	26.03	Walgreen’s Norton, MA					03/17/2017	03/08/2017
Loan	27.00	Oak Manor Villas					01/12/2017	01/11/2017	Refinance	Jeff H. Farmer III; Fredrick W. Van Nest
Loan	28.00	Amsdell All Star Self Storage		300,000		Property Costs Holdback Reserve (Upfront: $300,000)	03/17/2017	03/15/2017	Acquisition	Robert J. Amsdell; Barry L. Amsdell
Loan	29.00	Hampton Inn Daytona Beach(32)		1,380,000		PIP Reserve (Upfront: 1,380,000)	05/15/2017	05/15/2017	Acquisition	Driftwood Acquisition & Development L.P.
Loan	30.00	1530 Meridian		1,129,707	Springing	Budgeted Work Reserve (Upfront: 550,499); ASL Occupancy Holdback (Upfront: 500,000); Debt Service Reserve (Upfront: 79,208); Special Rollover Reserve (Monthly Springing: Excess Cash Flow)	10/20/2016	12/14/2016	Refinance	Chris Prohaska; Kirk McKinney; Leonard A. Rifkind; Sardool S. Samra; Walter Gil
Loan	31.00	Fresenius Northeast Portfolio			Springing	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)			Acquisition	Louis J. Rogers
Property	31.01	Fresenius Springfield					04/07/2017	03/21/2017
Property	31.02	Fresenius Cleveland					04/07/2017	03/08/2017
Property	31.03	Fresenius Scranton					04/07/2017	03/08/2017
Loan	32.00	Towne Center Shoppes	27,813	250,000	Springing	Special Rollover Reserve (Springing Monthly: Excess Cash Flow); Delmonico’s Reserve (Upfront: $250,000)	02/09/2017	01/30/2017	Acquisition	David A. Corsetti
Loan	33.00	Rampart Village Center		1,606,513		Roof Reserve (Upfront: $1,072,500); Economic Holdback Reserve (Upfront: $500,000); Unfunded Obligations (Upfront: $34,013)	06/23/2017	06/23/2017	Refinance	Sheila M. Venezia
Loan	34.00	Fresenius Southern Portfolio	52,500	351,714	Springing	Management Fee Reserve (Upfront: 351,714); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)			Acquisition	Louis J. Rogers
Property	34.01	Fresenius Pasadena					04/12/2017	04/12/2017
Property	34.02	Fresenius Bolivar					04/12/2017	04/12/2017
Property	34.03	Fresenius Deer Park					04/12/2017	04/12/2017
Loan	35.00	Packard Place		400,000		Economic Holdback Reserve ($400,000)	04/30/2017	04/13/2017	Refinance	Daniel J. Roselli; Sara G. Roselli
Loan	36.00	Courtyard West Des Moines(32)		160,000		PIP Reserve (Upfront: $160,000)	06/06/2017	06/06/2017	Acquisition	Vamsikrishna Bonthala; Sheenal Patel
Loan	37.00	Bedford Park Shoppes		38,177	Springing	Jimmy John’s Rent Reserve (Upfront: 25,000); Bedford Dental Rent Reserve (Upfront: 13,177); TIF Reserve (One-time: Springing); Lease Sweep Funds (Monthly: Springing)	03/23/2017	03/17/2017	Refinance	Francis Greenburger
Loan	38.00	Tyler Mall Mini Storage	31,875				06/19/2017	08/02/2017	Refinance	Douglas G. Jacobs; the Amended and Restated Jacobs Family Revocable Trust
Loan	39.00	Central Corporate Office	79,473	317,895		Designated Replacement Reserve ($215,700); Free Rent Reserve ($54,387); Unfunded Obligations Reserve ($47,808)	06/19/2017	06/20/2017	Refinance	Douglas G. Jacobs; the Amended and Restated Jacobs Family Revocable Trust
Loan	40.00	Lexington Hotel Miami Beach	46,800	950,000		PIP Reserve (Upfront: 950,000)	03/31/2017	03/30/2017	Refinance	Charles Neiss
Loan	41.00	Fresenius & DaVita CA Portfolio		261,664	Springing	Management Fee Reserve (Upfront: 261,664)			Acquisition	Louis J. Rogers
Property	41.01	Fresenius Roseville					05/30/2017	05/31/2017
Property	41.02	DaVita Ceres					05/25/2017	05/31/2017
Loan	42.00	West Palm Small Bay Portfolio	11,400				06/06/2017	05/16/2017	Acquisition	James Wilson; Richard Zantzinger
Property	42.01	6677 42nd Terrace N					06/06/2017	05/16/2017
Property	42.02	4574 Dyer Boulevard					06/06/2017	05/16/2017
Property	42.03	4249, 4255 & 4261 Westroads Drive					06/06/2017	05/16/2017

 A-1-8

COMM 2017_COR2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Existing		Future Debt
								Additional Sub Debt		Permitted
Property Flag	ID	Property Name	Guarantor	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount	Existing Additional Sub Debt Description	Type
Loan	1.00	101 Ludlow	Charles Blaichman, Richard Born, Scott Sabbagh	GSMS 2012-GCJ7						NAP
Loan	2.00	AHIP Northeast Portfolio II	American Hotel Income Properties REIT Inc.							NAP
Property	2.01	Residence Inn - Arundel Mills BWI Airport
Property	2.02	Residence Inn - Mount Laurel at Bishop’s Gate
Property	2.03	Homewood Suites - Allentown-Bethlehem Airport
Property	2.04	TownePlace Suites - Arundel Mills BWI Airport
Loan	3.00	CHG Building	Gardner Property Holdings, L.C.							NAP
Loan	4.00	Grand Hyatt Seattle(30)	Hedreen Holdings LLC		83,000,000	83,000,000	83,000,000			NAP
Loan	5.00	Renaissance Seattle(30)	Hedreen Holdings LLC		77,000,000	77,000,000	77,000,000			NAP
Loan	6.00	Mall of Louisiana(30)	GGP Real Estate Holding I, Inc.	MLMT 2006-C1	275,000,000	275,000,000	237,762,537			NAP
Loan	7.00	Colorado Center(30)	NAP		258,000,000	258,000,000	258,000,000	252,000,000	B-Note	NAP
Loan	8.00	360 North Rodeo Drive	Efrem Harkham							NAP
Loan	9.00	Parmer Office 3.2	Kawa Capital Partners LLC							NAP
Loan	10.00	Freeway Industrial Park	John R. Saunders							NAP
Loan	11.00	Integrated Health Campus(30)	Thomas D. Meade; James N. Gentile; Clay W. Hamlin, III	WBCMT 2007-C34	22,000,000	22,000,000	19,183,283			NAP
Loan	12.00	Park Slope Court	Domenick Tonacchio							NAP
Loan	13.00	The Landing	Kevin Pitts; Peter Snowden	CGCMT 2007-C6						NAP
Loan	14.00	16027 Ventura Boulevard	David Y. Lee							NAP
Loan	15.00	2600 N. Ashton	Kem C. Gardner Family, L.C., The Boyer Company, L.C.							NAP
Loan	16.00	Texarkana Pavilion	Michel Kucinski	CD 2007-CD4						NAP
Loan	17.00	Kihei Kalama Village	Stephen B. Metter	GCCFC 2007-GG9						NAP
Loan	18.00	Spring River Business Park(32)	D. Talmage Hocker							Mezzanine
Loan	19.00	Shops on Sage	Sanford P. Aron	GSMS 2007-GG10						NAP
Loan	20.00	Oaks Apartment Portfolio	Shawn Stafford							NAP
Property	20.01	Oak Forest Apartments & Townhomes		JPMCC 2007-LD12
Property	20.02	Oakwood Villas & Townhomes		JPMCC 2007-LD12
Loan	21.00	Dunes Plaza	Chris G. Sotos; Jason P.C. Smith							NAP
Loan	22.00	One Independence Way	NJ Portfolio JV LLC							NAP
Loan	23.00	592-594 Dean Street	Serabjit Singh Malhotra							NAP
Loan	24.00	Fairway Lane Apartments	Jack T. Chamberlain	WBCMT 2006-C28						NAP
Loan	25.00	Texan Pearl	Edward M. Ely							NAP
Loan	26.00	CVS & Walgreens Portfolio(31)	Roger Zlotoff					1,800,000	Mezzanine Debt	NAP
Property	26.01	Walgreen’s Rochester, MI		COMM 2007-C9
Property	26.02	CVS Coon Rapids MN		COMM 2007-C9
Property	26.03	Walgreen’s Norton, MA		COMM 2007-C9
Loan	27.00	Oak Manor Villas	Jeff H. Farmer III, Fredrick W. Van Nest							NAP
Loan	28.00	Amsdell All Star Self Storage	Robert J. Amsdell; Barry L. Amsdell							NAP
Loan	29.00	Hampton Inn Daytona Beach(32)	Driftwood Acquisition & Development L.P.							Mezzanine
Loan	30.00	1530 Meridian	Chris Prohaska; Kirk McKinney; Leonard A. Rifkind; Sardool S. Samra; Walter Gil							NAP
Loan	31.00	Fresenius Northeast Portfolio	Louis J. Rogers							NAP
Property	31.01	Fresenius Springfield
Property	31.02	Fresenius Cleveland
Property	31.03	Fresenius Scranton
Loan	32.00	Towne Center Shoppes	David A. Corsetti	GSMS 2006-GG8						NAP
Loan	33.00	Rampart Village Center	Sheila M. Venezia	MSC 2007-IQ						NAP
Loan	34.00	Fresenius Southern Portfolio	Louis J. Rogers							NAP
Property	34.01	Fresenius Pasadena
Property	34.02	Fresenius Bolivar
Property	34.03	Fresenius Deer Park
Loan	35.00	Packard Place	Daniel J. Roselli; Sara G. Roselli							NAP
Loan	36.00	Courtyard West Des Moines(32)	Vamsikrishna Bonthala; Sheenal Patel							Mezzanine
Loan	37.00	Bedford Park Shoppes	Francis Greenburger	JPMCC 2007-LD11						NAP
Loan	38.00	Tyler Mall Mini Storage	Douglas G. Jacobs; the Amended and Restated Jacobs Family Revocable Trust							NAP
Loan	39.00	Central Corporate Office	Douglas G. Jacobs; the Amended and Restated Jacobs Family Revocable Trust							NAP
Loan	40.00	Lexington Hotel Miami Beach	Charles Neiss	CGCMT 2007-C6						NAP
Loan	41.00	Fresenius & DaVita CA Portfolio	Louis J. Rogers							NAP
Property	41.01	Fresenius Roseville
Property	41.02	DaVita Ceres
Loan	42.00	West Palm Small Bay Portfolio	James Wilson; Richard Zantzinger							NAP
Property	42.01	6677 42nd Terrace N
Property	42.02	4574 Dyer Boulevard
Property	42.03	4249, 4255 & 4261 Westroads Drive

 A-1-9

COMM 2017-COR2

FOOTNOTES TO ANNEX A-1

(1)	JLC—Jefferies LoanCore, LLC or one of its affiliates; GACC—German American Capital Corporation or one of its affiliates; CREFI— Citi Real Estate Funding Inc. or one of its affiliates

(2)	Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Control
	4	Grand Hyatt Seattle	A-1	$50,000,000	$50,000,000	COMM 2017-COR2	Yes
			A-2, A-3	$83,000,000	$83,000,000	JLC	No
	5	Renaissance Seattle	A-1	$50,000,000	$50,000,000	COMM 2017-COR2	Yes
			A-2, A-3	$77,000,000	$77,000,000	JLC	No
	6	Mall of Louisiana	A-1, A-2	$109,000,000	$109,000,000	BANA	Yes(1)
			A-3-1, A-5-2	$47,000,000	$47,000,000	CGCMT 2017-P8	No
			A-3-2	$28,000,000	$28,000,000	CREFI	No
			A-4	$50,000,000	$50,000,000	COMM 2017-COR2	No
			A-5-1, A-6, A-7	$91,000,000	$91,000,000	Barclays	No
	7	Colorado Center	A-1-S, A-2-S, A-3-S	$98,000,000	$98,000,000	BXP Trust 2017-CC	Yes(2)
			A-2-C1, A-2-C2-1	$40,000,000	$40,000,000	COMM 2017-COR2	No
			A-2-C2-2	$20,000,000	$20,000,000	DBNY	No
			A-1-C1, A-1-C2	$80,000,000	$80,000,000	Morgan Stanley Bank, NA	No
			A-3-C1, A-3-C2	$60,000,000	$60,000,000	Wells Fargo Bank	No
			B-1-S , B-2-S, B-3-S	$252,000,000	$252,000,000	BXP Trust 2017-CC	No
	11	Integrated Health Campus	A-1	$31,000,000		COMM 2017-COR2	Yes
			A-2	$22,000,000		DBNY	No

(1)	Note A-1 is the controlling note.

(2)	Note A-1-S is the controlling note.

(3)	With respect to any Mortgaged Property securing a multi property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 8 – 360 North Rodeo Drive – The 360 North Rodeo Drive Net Rentable Area (SF/Units/Rooms/Beds) consists of (i) 6,775 sq. ft. of retail space and (ii) 84 hotel rooms. The 360 North Rodeo Drive Property’s total net rentable area is equal to 24,899 sq. ft. Based on the 360 North Rodeo Drive Property’s net rentable area, the Cut-off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. are equal to $1,526. Historical Occupancy is based on the weighted average occupancy of the net rentable area of the following components: (i) the 6,775 sq. ft. of retail space and (ii) the 84 hotel rooms comprising 18,124 sq. ft. Most Recent Occupancy is based on the weighted average occupancy of the following components: (i) the 6,775 sq. ft. of retail space that was 100.0% occupied and (ii) the 84 hotel rooms comprising 18,124 sq. ft. of net rentable area, that were 76.6% occupied as of the trailing 12-month period ending April 30, 2017.

Loan No. 18 – Spring River Business Park – The Spring River Business Park Net Rentable Area (SF) consists of approximately (i) 135,423 sq. ft. of office space, (ii) 38,665 sq. ft. of office/flex space and (iii) 23,716 sq. ft. of flex/warehouse space. The Spring River Business Park’s total net rentable area is equal to 197,804 sq. ft. Based on the Spring River Business Park’s net rentable area, the Cut-off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. are equal to $79.37. Historical Occupancy is based on the weighted average occupancy of the net rentable area of the following components: (i) 135,423 sq. ft. of office space, (ii) 38,665 sq. ft. of office/flex space and (iii) 23,716 sq. ft. of flex/warehouse space. Most Recent Occupancy is based on the weighted average occupancy of the following components: (i) 135,423 sq. ft. of office space that was 96.7% occupied, (ii) 38,665 sq. ft. of office/flex space that was 100.0% occupied and (iii) 23,716 sq. ft. of flex/warehouse space that was 100.0% occupied, each, respectively, as of the trailing 12-month period ending April 1, 2017.

 A-1-10

(5)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the Mall of Louisiana Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Colorado Center Loan will be 0.00125%.

(6)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(7)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(8)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(9)	Loan No. 4 – Grand Hyatt Seattle – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Beds) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – Renaissance Seattle – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Beds) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 6 – Mall of Louisiana – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Beds) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 7 – Colorado Center – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Beds) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the subordinate companion loans.

Loan No. 11 – Integrated Health Campus – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Beds) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

 A-1-11

(10)	Loan No. 7 – Colorado Center – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Beds) ($) calculations exclude the subordinate companion loans subordinate secured debt.

(11)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this preliminary prospectus.

Loan No. 6 – Mall of Louisiana – The Mall of Louisiana Mortgage Loan has a two-business day grace period for any monthly payment of principal or interest due, provided the two-business day grace period may only be used once during any twelve month period during the term of the Mortgage Loan.

(12)	Loan No. 23 – 592-594 Dean Street – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Balance net of a related holdback reserve in an amount equal to $450,000. The holdback reserve will be disbursed in accordance wiih the priorities set forth in the Loan Agreement on or before September 5, 2020, provided (i) no trigger period is continuing, (ii) the debt yield is equal to or greater than 7.5% and (iii) satisfaction of the requirements in the Mortgage Loan documents, which include, but are not limited to (X) delivery of a certification from the borrower stating (a) the entire property is tenanted under one or more leases, (b) all contingencies under all such leases has been satisfied, (c) the rent commencement date has been set and all tenants have commenced paying full contractual rent, (d) all leasing commissions have been paid and all tenant improvements have been completed, (e) all leases are in full force and effect and (f) the rent payable, on a modified gross basis, is $40.00 per rentable square foot and (Y) delivery of an estoppel confirming each of the foregoing. The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculated using the full Cut-off Date Balance ($) of $14,250,000 are 66.6%, 7.7% and 7.4%, respectively.

Loan No. 28 – Amsdell All Star Self Storage – The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Date Balance ($), net of a $300,000 property costs holdback reserve. The property costs holdback reserve will be disbursed upon satisfaction of the requirements in the Mortgage Loan documents, which include, but are not limited to, (i) no event of default exists and remains uncured, (ii) after giving effect to the requested disbursement, the debt yield is not less than 8.5% and (iii) on the date of disbursement, the ratio of the principal amount of the Mortgage Loan to the acquisition costs incurred is not greater than 72.0%. The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculated using the full Cut-off Date Balance ($) of $11,500,000 are 70.0%, 8.4% and 8.3%, respectively.

Loan No. 30 – 1530 Meridian – The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Date Balance ($), net of a $500,000 occupancy holdback reserve. The occupancy holdback reserve will be disbursed upon satisfaction of the requirements in the Mortgage Loan documents, which include, but are not limited to, provided no event of default exists and remains uncured, at such time as the 1530 Meridian borrower delivers evidence reasonably satisfactory to the lender that (i) each of Abbott, Stringham & Lynch and CPI has taken possession of its premises, opened for business and commenced paying full, unabated rent under its lease, (ii) each of Abbott, Stringham & Lynch and CPI has made all payments of rent due and payable by such tenant through and including February 2017, and (iii) all certificates of occupancy, licenses, approvals and permits required of the 1530 Meridian borrower for the legal use, occupancy and operation of the entire Mortgaged Property have been obtained and are in full force and effect, any funds held in the occupancy holdback reserve will be disbursed to the 1530 Meridian borrower; provided, however, if a cash management period is then continuing, then no such funds will be disbursed to 1530 Meridian borrower, and all such funds will instead be deposited into the cash collateral subaccount. The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculated using the full Cut-off Date Balance ($) of $11,100,000 are 64.0%, 9.5% and 8.8%, respectively.

Loan No. 33 – Rampart Village Center – The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Date Balance ($), net of a $500,000 holdback reserve. The holdback reserve will be disbursed upon satisfaction of the requirements in the Mortgage Loan documents, which include, but are not limited to, (i) no event of default exists and remains uncured, (ii) after giving effect to the requested disbursement, the debt yield (which is calculated based on the outstanding principal balance, net of the remaining holdback reserve funds) is not less than 8.75% and (iii) on the date of disbursement, debt service coverage ratio (which is calculated based on the outstanding principal balance, net of the remaining holdback reserve funds) is equal to or greater than 1.31x. The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculated using the full Cut-off Date Balance ($) of $8,789,791 are 72.9%, 8.8% and 8.0%, respectively.

 A-1-12

Loan No. 35 – Packard Place – The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Date Balance ($), net of a $400,000 economic holdback reserve. The economic holdback reserve will be disbursed upon satisfaction of the requirements in the Mortgage Loan documents, which include, but are not limited to, (i) no event of default exists and remains uncured and (ii) after giving effect to the requested disbursement, the debt yield (which is calculated based on the outstanding principal balance, net of the remaining holdback reserve funds) is equal to or greater than 9.50%. The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculated using the full Cut-off Date Balance ($) of $8,739,797 are 46.0%, 9.3% and 8.3%, respectively.

(13)	Loan No. 2 – AHIP Northeast Portfolio II – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the aggregate “As Complete” appraised value of $102.6 million as of June 1, 2018 for all of the properties, except Homewood Suites - Allentown-Bethlehem Airport, which is as of June 1, 2019. The “As Complete” appraised value assumes the completion of the required PIP at each property. The estimated cost of each respective PIP, a total of $1,975,474, was reserved in full at loan origination. Based on the aggregate “As-Is” appraised value of $96.5 million, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 59.8% and 54.7%, respectively.

Loan No. 9 – Parmer Office 3.2 – The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on, and the Appraised Value ($) reflects, the “As Stabilized” appraised value of $59.9 million as of June 15, 2018. The “As Stabilized” appraised value assumes that economic stabilization is achieved and that free rent associated with recently signed leases has burned off. At loan origination, $693,634 was reserved for free rent. Based on the “As-is” appraised value of $58.3 million as of June 15, 2017, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 65.0% and 59.3%, respectively.

Loan No. 14 – 16027 Ventura Boulevard – The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on, and the Appraised Value ($) reflects, the “As Stabilized” appraised value of $38.0 million as of October 1, 2017. The “As Stabilized” appraised value assumes that economic stabilization is achieved, the Mortgaged Property’s current renovation is completed and all outstanding leasing costs associated with recent leases are paid off. At loan origination, $459,130 was reserved for free rent. Based on the “As-is” appraised value of $37.0 million as of May 3, 2017, the Cut-off Date LTV and Balloon LTV are each 67.6%.

Loan No. 29 – Hampton Inn Daytona Beach – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” appraised value of $16.5 million as of May 15, 2018. The “As Complete” appraised value assumes the completion of the required PIP at the property. The estimated cost of the PIP, a total of $1,380,000, was reserved in full at loan origination. Based on the “As-Is” appraised value of $15.2 million, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 72.9% and 59.4%, respectively.

(14)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Partial Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Protections and Certain Involuntary Prepayments--Voluntary Prepayments” in this preliminary prospectus.

(15)	Loan No. 4 – Grand Hyatt Seattle – The lockout period will be at least 28 payment dates beginning with and including the first payment date of June 6, 2017. Defeasance of the full $133.0 million Grand Hyatt Seattle Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) November 6, 2020. The assumed lockout period of 28 payments is based on the expected COMM 2017-COR2 securitization closing date in September 2017. The actual lockout period may be longer.

Loan No. 5 – Renaissance Seattle – The lockout period will be at least 28 payment dates beginning with and including the first payment date of June 6, 2017. Defeasance of the full $127.0 million Renaissance Seattle Whole

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Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) November 6, 2020. The assumed lockout period of 28 payments is based on the expected COMM 2017-COR2 securitization closing date in September 2017. The actual lockout period may be longer.

Loan No. 6 – Mall of Louisiana - The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 1, 2017. Defeasance of the entire $325.0 million Mall of Louisiana Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2020. The assumed lockout period of 25 payments is based on the expected COMM 2017-COR2 securitization closing date in September 2017. The actual lockout period may be longer.

Loan No. 7 – Colorado Center – The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 9, 2017. Defeasance of the full $550.0 million Colorado Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 28, 2020. The assumed lockout period of 25 payments is based on the expected COMM 2017-COR2 securitization closing date in September 2017. The actual lockout period may be longer.

Loan No. 11 – Integrated Health Campus – The lockout period will be at least 24 payment dates beginning with and including the first payment date of October 1, 2017. Defeasance of the full $53.0 million Integrated Health Campus Whole Loan is permitted after the date that is the earlier to occur of (i) August 11, 2020 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected COMM 2017-COR2 securitization closing date in September 2017. The actual lockout period may be longer.

(16)	Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Partial Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Protections and Certain Involuntary Prepayments—Voluntary Prepayments” in this preliminary prospectus.

(17)	The following Mortgaged Property consists, in whole or in part, of the borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 3 – CHG Building – The borrower sponsor developed the multi-level parking structure on a parcel adjacent to the parcel on which the three buildings comprising the CHG Building Property are located. Upon completion of the parking structure, the borrower sponsor transferred the parking structure to Redevelopment Agency of Midvale City (the “Agency”) pursuant to a 50-year ground lease with the Agency for a total rent of $1.00 for the term, which expires on April 30, 2066. Prior to origination, the borrower sponsor transferred its interest in the ground lease to the borrower. In return, the borrower subleased the parking structure from the Agency pursuant to a 35-year sublease for the use of the parking structure for parking at the CHG Building Property for a total rent of $1.00 for the term, which expires on April 30, 2051. The borrower’s sub-leasehold interest in the parking structure is encumbered by the mortgage and constitutes collateral for the CHG Building Loan. The borrower has a right to purchase the parking structure at any time and is obligated to purchase the parking structure no later than April 30, 2051. The repurchase obligation is guaranteed by KC Gardner Company, L.C., an affiliate of the borrower and the property manager. Due to the temporary leasehold structure and the borrower’s obligation to purchase the fee interest in the parking structure from the Agency, the borrower’s interest in the parking structure is treated as fee simple.

Loan No. 13 – The Landing – The Mortgaged Property contains a parcel that is leased from the borrower to the Westlake Yacht Club. The ground lease expires on June 30, 2073 (beyond the related Mortgage Loan maturity date). The Westlake Yacht Club is required to pay its pro rata share (3.54%) of common charges at the Mortgaged Property.

Loan No. 15 – 2600 N. Ashton – The Borrower ground leases the entire Mortgaged Property from Thanksgiving Point Development Company pursuant to a ground lease that commenced on November 1, 2016 and expires on December 31, 2066. Ground rent is $330,000 annually for the first five years of the ground lease term, subject to increases of 5% on each five year anniversary of the rent commencement date.

(18)	Loan No. 11 – Integrated Health Campus – The Largest Tenant, Orthopedic Associates of Allentown, LTD. D/B/A - Orthopedic Specialists, representing approximately 38.8% of the net rentable area at the Mortgaged Property is an affiliate of the borrower.

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Loan No. 30 – 1530 Meridian – The 2nd largest tenant at the Mortgaged Property, CPI, a real estate brokerage firm, is an affiliate of the borrower and leases approximately 15.2% of the net rentable area at the Mortgaged Property as office space.

(19)	Loan No. 7 – Colorado Center – The 2nd Largest Tenant, Edmunds.com, currently leases approximately 195,594 sq. ft. of space pursuant to a lease expiring on January 31, 2028 and approximately 2,218 sq. ft. of space pursuant to a lease expiring on November 30, 2027.

(20)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are non contingent early termination options for those tenants listed in Annex A 1:

Loan No. 7 – Colorado Center – The 4th Largest Tenant, Rubin Postaer, has the right to accelerate the expiration date of its lease from December 31, 2025 to December 31, 2020 upon written notice to the landlord by December 31, 2019 and delivery to the landlord of an “acceleration fee” in an amount equal to the fixed rent that, in the absence of such lease acceleration, the tenant would have been required to pay under the lease for the six month period immeditately following the accelerated expiration date.

Loan No. 9 – Parmer Office 3.2 – The 3rd Largest Tenant, Trusource Labs, LLC, has a one-time right to terminate its lease effective between October 19, 2022 and October 19, 2023 if the contract between Trusource Labs, LLC and Nest Labs, Inc. is terminated, provided that Trusource Labs, LLC gives notice at least 12 months in advance.

Loan No. 10 – Freeway Industrial Park – The Largest Tenant, County of Riverside, leasing approximately 7.2% of the NRA, has the right to terminate its leases for 6,428 sf and 4,799 sf effective at any time with at least 6 months’ prior written notice and its lease for 23,477 sf of industrial space with at least 60 days’ prior written notice.

Loan No. 12 – Park Slope Court – The sole retail tenant, Premier Pediatrics, leasing approximately 100% of the retail NRA (5,197 sf), has the right to terminate its lease effective at any time with at least 120 days’ prior written notice if the tenant is no longer actively engaged in the practice of medicine.

Loan No. 14 – 16027 Ventura Boulevard – The 3rd Largest Tenant, Dunn & Pariser, CPA, has the right to terminate its lease effective on July 8, 2021, provided that Dunn & Pariser, CPA gives at least 270 days’ written notice and delivers payment of all unamortized tenant improvements, leasing commissions, and free rent.

Loan No. 18 – Spring River Business Park – The Largest Tenant, Assured Neace Lukens Insurance Agency, Inc., leasing approximately 22.5% of the NRA, has the right to terminate its lease effective April 30, 2021, with at least 9 months’ prior written notice and payment of a termination fee equal to the sum of (i) three months’ rent and (ii) the cost of any unamortized tenant improvements and leasing commissions. In addition, the 2nd Largest Tenant, Munson Business Interiors, Inc. leasing approximately 11.3% of the net rentable area, has the right to terminate its lease at any time with at least 120 days’ prior written notice and payment of a termination fee equal to $2,000.

Loan No. 22 – One Independence Way – The Largest Tenant, S&P, leasing approximately 65.7% of the NRA, has the right to terminate its lease with respect to one of the following spaces: (i) a portion of the premises located on the south and north wing of the 1st floor of the Mortgaged Property containing not less than 13,000 sq. ft. and not more than 25,952 sq. ft., or (ii) 19,502 sq. ft. of the premises on the 3rd floor of the building effective on April 1, 2025 upon written notice to landlord on September 31, 2024. Such termination/contraction option is subject to a termination fee equal to unamortized leasing costs. Additionally, the 2nd Largest Tenant, ALK, leasing approximately 34.3% of the NRA, has the right to terminate its lease with respect to the 3rd Floor premises at the Mortgaged Property effective December 31, 2022 by delivering 270 days’ prior written notice to landlord and payment of a termination fee equal to the sum of (i) 6 months of the average monthly basic rent for the remainder of the term, plus (ii) the unamortized portion of all concessions and upfront costs of leasing the premises, using an interest factor of 4%.

Loan No. 23 – 592-594 Dean Street – The 2nd Largest Tenant, United States Postal Service (“USPS”), leasing approximately 29.4% of the NRA, has the right to terminate its lease at any time after the February 27, 2020 with 180 days’ prior written notice to the landlord. If USPS chooses to terminate its lease during the initial term of the

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lease, provided that the landlord is not in default, USPS will pay to the landlord a termination penalty equal to the unamortized brokerage commission (approximately $157,977.01). Such termination penalty does not apply to terminations during renewal option periods.

Loan No. 26 – CVS & Walgreens Portfolio – The sole tenant, Walgreen’s, leasing 100% of the NRA at the Walgreen’s Rochester, MI Mortgaged Property, has the right to terminate its lease effective as of August 31, 2031 or effective as of the last day of any month thereafter. Should Walgreen’s elect to exercise any such option, Walgreen’s will send 12 months’ prior written notice to the landlord. Next, the sole tenant, Walgreen’s, leasing 100% of the NRA at the Walgreen’s Norton, MA Mortgaged Property, has the right to terminate its lease effective as of September 31, 2031 or effective as of September 31 every fifth year thereafter. Should Walgreen’s elect to exercise any such option, Walgreen’s, Inc. will send at least 6 months’ prior written notice to the landlord. Lastly, the sole tenant, CVS, leasing 100% of the NRA at the CVS Coon Rapids, MN Mortgaged Property, has the right to terminate its lease if the landlord acquires land adjacent to the Mortgaged Property or at the same intersection and competes with CVS through its primary use, CVS may terminate its lease provided that the exclusive use provision violation is not cured within 60 days after written notice to the landlord.

Loan No. 33 – Rampart Village Center – The 3rd Largest Tenant, Tiger Rock Martial Arts, has the right to terminate its lease if Gold’s Gym International vacates the Mortgaged Property and a replacement tenant is not found within 12 months.

Loan No. 35 – Packard Place – The 5th Largest Tenant, GSA, has the right to terminate its lease at any time by providing not less than 90 days’ written notice.

Loan No. 39 – Central Corporate Office – The Largest Tenant, First American Title, has the right to terminate its lease commencing on January 31, 2018 with at least 9 months’ written notice.

(21)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 11 – Integrated Health Campus – The Largest Tenant, Orthopedic Associates of Allentown, LTD. D/B/A - Orthopedic Specialists, representing approximately 38.8% of the net rentable area, subleases approximately 53,000 square feet of its 116,617 square feet leased premises to Steel Fitness Premier, a local gym. The sublease expires on June 30, 2018. The tenant remains obligated to pay full rent on its entire space (including the portion subject to the sublease) through its lease expiration date on June 30, 2026.

(22)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 3 – CHG Building – At origination, the borrower deposited $3,135,881 into a free rent reserve account for outstanding rent abatements with respect to the CHG Healthcare Services, Inc. lease, the Largest Tenant.

Loan No. 7 – Colorado Center – The Largest Tenant, HULU has $1,073,813 of free rent through May 31, 2018, the 2nd Largest Tenant, Edmunds.com, that has free rent of $5,983,082 through December 31, 2018, and the 3rd Largest Tenant, Kite Pharma, Inc., that has signed a lease and taken possession of its leased space but has a 12-month abated rent of $12,790,705 from August 2017 through July 2018 for all of its space as well as 12 additional months on a smaller space. At origination, the borrower deposited $20,761,186 into a free rent reserve account.

Loan No. 9 – Parmer Office 3.2 – At origination, the borrower deposited $693,634 of free rent, consisting of $288,925 for the 3rd Largest Tenant, Trusource Labs, LLC, to be disbursed through October 2017, $207,216 for the 2nd Largest Tenant, Blue Apron, Inc., to be disbursed through August 2017, and $197,493 for NSTX, Inc. to be disbursed through November 2017.

Loan No. 13 – The Landing - At origination, the borrower deposited $128,531 into a rent abatement reserve for outstanding rent abatements with respect to the Zin Bistro Americana (Sabzin Inc.) lease, the 2nd Largest Tenant.

Loan No. 14 – 16027 Ventura Boulevard – The Largest Tenant, Life Alert Emergency Response, Inc., has a 50.0% rent abatement for the months of August 2017 through May 2018 totaling $411,759 and the 3rd Largest Tenant, Dunn & Pariser, CPA, is currently in a free rent period ending September 9, 2017. At origination, the borrower deposited $459,130 for free rent. The initial deposit of $459,130 (Life Alert Emergency Response, Inc.: $411,759; Liberty West: $16,699; Malka Sedeghan: $11,552; Linda S. Dawson: $9,824; BRC Advisors: $4,944 and D & O Eco Services, Inc.: $4,351) will be used to cover free rent owed to tenants and disbursed periodically until January 2019.

Loan No. 15 – 2600 N. Ashton – At origination, the borrower deposited $140,184 into a rent abatement reserve for outstanding rent abatements with respect to the Solutionreach, Inc. lease, the Largest Tenant.

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Loan No. 22 – One Independence Way – At origination, the borrower deposited $2,131,350 into a rent abatement reserve for outstanding rent abatements with respect to the S&P Global, Inc. lease, the Largest Tenant, and with respect to the ALK, the 2nd Largest Tenant.

Loan No. 39 – Central Corporate Office – The 3rd Largest Tenant, AltaPacific Bank, has a 50.0% monthly rent abatement through October 2017. At origination, the borrower deposited with the lender $15,512.57 for outstanding free rent in respect of that tenant.

(23)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 6 – Mall of Louisiana – The 3rd Largest Tenant, Main Event, recently signed a lease for 46,900 square feet and is expected to take possession of their space and commence paying rent in August 2018.

Loan No. 7 – Colorado Center – The 2nd Largest Tenant, Edmunds.com, has abated rent for the month of December in 2017 and 2018. The 3rd Largest Tenant, Kite Pharma, Inc. has signed a lease and taken possession of its leased space, but is not yet in occupancy and has a 12-month abated rent from August 2017 through July 2018 for all of its space, as well as 12 additional months on a smaller space. At origination, the borrower deposited $20,761,186 for free rent allowances related to its leases.

Loan No. 21 – Dunes Plaza – Five Below, a tenant that accounts for 5.9% of NRA, signed a lease for 9,087 sq. ft., but is not yet in occupancy. If the borrower fails to deliver the leased space by October 2, 2017, Five Below will have the right to terminate its lease. At origination, the borrower reserved $594,225 for related tenant improvements, leasing commissions and the remaining balance is required to be disbursed to the borrower at such time as Five Below is opened for business and commenced paying full, unabated rent.

Loan No. 22 – One Independence Way - The largest tenant, S&P has executed a lease for approximately 5.19% of the net rentable area (5,920 sq. ft.) at the Mortgaged Property but is not yet in occupancy. S&P is anticipated to take occupancy and commence paying rent by July 1, 2018. The 2nd largest tenant, ALK, has executed a lease for approximately 8.57% of the net rentable area (9,775 sq. ft.) at the Mortgaged Property but is not yet in occupancy. ALK is anticipated to take occupancy and commence paying rent by January 1, 2018.

Loan No. 32 – Towne Center Shoppes – Delmonico’s Italian Steakhouse Restaurant (“Delmonico’s”), the 2nd Largest Tenant, has signed a lease for 5,090 sq. ft. but is not yet in occupancy (and $250,000 was reserved at loan origination to be released to the borrower at such time as Delmonico’s is open for business and paying full, unabated rent). If by February 2018, Delmonico’s has not: (a) taken occupancy of its leased space; (b) obtained a liquor license; or (c) been granted all necessary permits to operate the premises as a restaurant, Delmonico’s has the right to terminate the lease at any time thereafter.

(24)	Loan No. 3 – CHG Building- Construction of the Mortgaged Property was completed in 2017. On April 8, 2017, the sole tenant, CHG Healthcare Services, Inc., commenced a 12-year modified gross lease with no termination options and two, five year extension options.

Loan No. 9 – Parmer Office 3.2 – The Mortgaged Property was constructed in 2015 and was not fully occupied until 2017. The leases with NSTX, Inc. (49.0% of NRA), Blue Apron, Inc. (34.0% of NRA) and Trusource Labs, LLC (17.0% of NRA) l commenced on December 1, 2015, April 19, 2017 and May 10, 2017, respectively.

Loan No. 15 – 2600 N. Ashton- Construction of the Mortgaged Property was completed in 2016. On November 1, 2016, the sole tenant, Solutionreach signed a 10.5 year lease with no termination options and two, five year extension options.

Loan No. 22 – One Independence Way – The borrower purchased the Mortgaged Property in December 2012 and commenced a significant renovation project that is anticipated to be completed by the end of 2017. The Property is 100% leased.

Loan No. 23 – 592-594 Dean Street – The Mortgaged Property was gut renovated in 2015 and was not fully occupied until 2016. The leases with the Largest Tenant, Industrious (61.2% of NRA) and the 2nd Largest Tenant, the United States Postal Service (29.4% of NRA), commenced on March 1, 2016.

Loan No. 30 – 1530 Meridian – The borrower purchased the Mortgaged Property in October 2015 and commenced a significant renovation project that was completed in August 2017.

Loan No. 31 – Fresenius Northeast Portfolio – Construction of each Mortgaged Property was completed in 2017. The Properties are 100% leased and occupied under 15-year non-terminable triple net leases that have initial lease expirations ranging from December 31, 2031 to February 28, 2032.

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Loan No. 34 – Fresenius Southern Portfolio – Construction of each Mortgaged Property was completed in 2016. The Properties are 100% leased and occupied under 15-year non-terminable triple net leases that have initial lease expirations ranging from April 30, 2031 to December 31, 2031.

Loan No. 40 – StorQuest Manhattan & Fair Oaks – The Second Most Recent Operating Statements for StorQuest Fair Oaks represent the annualized 11-month period ending December 31, 2016. The 2016 full year financials were unavailable due to the change of property management.

Loan No. 41 – Fresenius & DaVita CA Portfolio - Construction of each Mortgaged Property was completed in 2016 and 2017. The Properties are 100% leased and occupied under 15-year non-terminable triple net leases that have initial lease expirations ranging from February 28, 2031 to February 28, 2032.

(25)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(26)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents.

(27)	Loan No. 2 – AHIP Northeast Portfolio II – Beginning on the monhtly payment date in July 2019, the borrower is required to deposit into an FF&E reserve an amount equal to the greater of (i) 1/12 of 4.0% of the estimated annual rents and (ii) the then-current amount required by the franchise agreement for approved capital expenditures.

Loan No. 14 – 16027 Ventura Boulevard – Commencing on the first payment date and continuing on each payment date up to and including the payment date in September 2019, the borrower must deposit an amount equal to $14,054 into the TI/LC reserve account. Beginning on the payment date in October 2019 and continuing on each payment date through the payment date in September 2021, the borrower must deposit an amount equal to $28,109 into the TI/LC reserve account.

Loan No. 35 – Packard Place- The upfront replacement reserve deposit of $96,000 does not count towards the calculation of the replacement reserve cap.

Loan No. 39 – Central Corporate Office – Commencing on the first payment date and continuing on each payment date thereafter, the borrower must deposit an amount equal to $607 in the replacement reserve account, provided, however, that upon such time as the amount in the replacement reserve account equals or exceeds $14,564, the borrower may cease making monthly deposits into the replacement reserve account. After reaching the replacement reserve cap, if the replacement reserve account balance drops below $14,564 at any time, the borrower must resume making monthly deposits into the replacement reserve account in an amount equal to $283.

(28)	Loan No. 29 – Hampton Inn Daytona Beach - The borrower is required to deposit into an FF&E reserve for approved capital expenditures and FF&E work an amount equal to the greatest of (i)(x) with respect to each monthly payment date through and including the monthly payment date in July 2018, 2.0% of the rents for the Mortgaged Property for the prior month, (y) with respect to each monthly payment date occuring in August 2018, through and including the monthly payment date occuring in July 2020, 3.0% of the rents for the prior months rents and (z) 4.0%, thereafter, (ii) the then-current amount required by the management agreement and (ii) the then-current amount required by the franchise agreement.

Loan No. 36 – Courtyard West Des Moines - The borrower is required to fund a monthly FF&E reserve in an amount equal to the greater of (a) the amount of the deposit required by franchisor on account of FF&E under the franchise agreement or (b) an amount equal to one-twelfth of (x) for the monthly payment date occurring in September 2017 and for each monthly payment date occurring thereafter until and including the monthly payment date occurring in August 2018, 2.0% of the gross income for the Mortgaged Property during the preceding calendar year, (y) for the monthly payment date occurring in September 2018 and for each monthly payment date occurring thereafter until and including the monthly payment date occurring in August 2019, 3.0% of the gross income for the Mortgaged Property during the preceding calendar year and (z) on each monthly payment date occurring in September 2019 and each monthly payment date occurring thereafter, 4.0% of the gross income for the Mortgaged Property during the preceding calendar year.

(29)	Loan No. 7 – Colorado Center – The borrowers are permitted to deliver a guaranty from BPLP in in lieu of making required monthly payments to any reserve accounts in the amount required to have on deposit for such purpose, which amount will be reduced as the borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account (other than with respect to the initial reserves in respect of tenant improvement and leasing commissions costs and for existing gap rent and free rent obligations at origination, which in no event may be replaced by a Guaranty from BPLP). Notwithstanding the foregoing, the aggregate amount of

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any Guaranty from BPLP (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the borrower) may not at any time exceed 10.0% of the outstanding principal balance of the Colorado Center Whole Loan.

Loan No. 13 - The Landing – The borrower is permitted to end a DSCR triggered cash management period by delivering to lender an acceptable letter of credit in an amount equal to the shortfall between the NOI required for a 1.20x DSCR and the actual NOI (as calculated by lender every 12 months), up to a total letter of credit obligation of $250,000, in the aggregate. In addition, the borrower is permitted to end a cash management period triggered by a lease sweep period by delivering cash or an acceptable letter of credit in an amount equal to $10.00 per square foot with respect to the applicable lease that triggered the lease sweep period.

(30)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield
4	Grand Hyatt Seattle	$50,000,000	$83,000,000	$133,000,000	2.07x	54.9%	11.5%
5	Renaissance Seattle	$50,000,000	$77,000,000	$127,000,000	2.15x	55.3%	12.2%
6	Mall of Louisiana	$50,000,000	$275,000,000	$325,000,000	1.85x	57.0%	11.1%
7	Colorado Center(1)	$40,000,000	$258,000,000	$298,000,000	483x	24.6%	18.6%
11	Integrated Health Campus	$31,000,000	$22,000,000	$53,000,000	1.35x	64 3%	9.1%

(1)	The Whole Loan Cut-off Date Balance excludes three subordinate companion notes in the aggregate original principal amount of approximately $252.0 million.

(31)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio(1)	Total Debt U/W NCF DSCR(1)	Total Debt U/W NOI Debt Yield(1)
26	CVS & Walgreens Portfolio	$12,100,000	1.3%	$1,800,000	11.0%	5/6/2027	Yes	73.7%	1.09x	7.7%

(32)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
18	Spring River Business Park(1)	$15,700,000	1.7%	Yes	1.45x	70.0%	12.0%
29	Hampton Inn Daytona Beach	$11,074,660	1.2%	Yes	1.40x	67.27%	10.0%
36	Courtyard West Des Moines	$8,400,000	0.9%	Yes	2.16x	80.0%	12.8%

(1)	Future mezzanine debt is not permitted to be less than $750,000 and not greater than $2,000,000.

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